                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                             THE BISYS GROUP, INC.,

                           BI-GREEN ACQUISITION CORP.,

                              GREENWAY CORPORATION

                                       AND

              THE SHAREHOLDERS OF GREENWAY CORPORATION NAMED HEREIN

                           DATED AS OF AUGUST 21, 1998

                                TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----
ARTICLE I             THE MERGER................................................      2

SECTION 1.01          The Merger................................................      2
SECTION 1.02          Effect Of the Merger......................................      2
SECTION 1.03          Consummation of the Merger................................      2
SECTION 1.04          Charter; By-Laws; Directors and Officers..................      3
SECTION 1.05          Further Assurances........................................      3

ARTICLE II            CONVERSION OF SECURITIES..................................      4

SECTION 2.01          Conversion of Securities of the Company...................      4
SECTION 2.02          Company Options and Committed Options.....................      5
SECTION 2.03          Acquisition Common Stock..................................      7
SECTION 2.04          Exchange of Certificates..................................      7

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE
                      COMPANY AND THE PRINCIPAL SHAREHOLDERS....................      9

SECTION 3.01          Authority Relative to Agreement...........................      9
SECTION 3.02          Shareholders' Agreements..................................      9
SECTION 3.03          Organization, Standing and Qualification..................      9
SECTION 3.04          Stock of the Company; Company Options;
                      Committed Options.........................................      9
SECTION 3.05          Subsidiaries..............................................     10
SECTION 3.06          Articles of Incorporation and By-Laws.....................     10
SECTION 3.07          Execution and Performance of Agreement;
                      Validity and Binding Nature...............................     11
SECTION 3.08          Financial Statements......................................     11
SECTION 3.09          Intellectual Rights.......................................     12
SECTION 3.10          Contract Parties..........................................     12
SECTION 3.11          Major Suppliers...........................................     13
SECTION 3.12          Employment, Deferred Compensation
                      or Similar Agreements; Collective
                      Bargaining Agreements; Employee
                      Benefit Plans.............................................     13
SECTION 3.13          Inventory.................................................     14
SECTION 3.14          Real Estate Owned and Leased..............................     14
SECTION 3.15          Title to and Condition of Personal Property...............     15
SECTION 3.16          Accounts Receivable.......................................     15
SECTION 3.17          Consignment and Return Items..............................     15
SECTION 3.18          Taxes.....................................................     15
SECTION 3.19          Litigation................................................     16
SECTION 3.20          Material Contracts........................................     16
SECTION 3.21          Labor Relations...........................................     17
SECTION 3.22          Insurance.................................................     17
SECTION 3.23          Absence of Changes........................................     17

SECTION 3.24          Compliance with Laws; Governmental
                      Authorizations............................................     18
SECTION 3.25          Officers, Directors and Depositories......................     18
SECTION 3.26          Environmental Matters.....................................     18
SECTION 3.27          Third Party and Governmental Consents.....................     19
SECTION 3.28          Licenses and Permits......................................     19
SECTION 3.29          Software..................................................     19
SECTION 3.30          Absence of Undisclosed Liabilities........................     21
SECTION 3.31          Loans to or from Officers, Directors,
                      Shareholders or Employees.................................     21
SECTION 3.32          Service Warranties; Contract Losses.......................     21
SECTION 3.33          Backlog...................................................     21
SECTION 3.34          Representations and Warranties True;
                      No Misleading Statements..................................     22

ARTICLE IV            ADDITIONAL REPRESENTATIONS AND WARRANTIES
                       OF THE PRINCIPAL SHAREHOLDERS............................     22

SECTION 4.01          Authority and Capacity Relative to Agreement..............     22
SECTION 4.02          Execution and Performance of Agreement;
                      Validity and Binding Nature...............................     22
SECTION 4.03          Stock of the Company......................................     23
SECTION 4.04          Additional Representations and Covenants
                      of Principal Shareholders.................................     23
SECTION 4.05          Representations and Warranties True;
                      No Misleading Statements..................................     27

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF PARENT..................     27

SECTION 5.01          Organization and Qualification............................     27
SECTION 5.02          Subsidiaries..............................................     27
SECTION 5.03          Capitalization............................................     28
SECTION 5.04          Authority Relative to Agreement...........................     28
SECTION 5.05          Non-Contravention.........................................     28
SECTION 5.06          Information Statement.....................................     29
SECTION 5.07          Financial Statements......................................     29
SECTION 5.08          Absence of Certain Changes or Events......................     29
SECTION 5.09          Governmental Consents.....................................     30
SECTION 5.10          Compliance with Laws......................................     30

SECTION 5.11          Representations and Warranties True;
                      No Misleading Statements..................................     30

ARTICLE VI            REPRESENTATIONS AND WARRANTIES OF ACQUISITION.............     31

SECTION 6.01          Organization and Qualification............................     31
SECTION 6.02          Capitalization............................................     31
SECTION 6.03          Authority Relative to Agreement...........................     31
SECTION 6.04          Non-Contravention.........................................     32
SECTION 6.05          Governmental Consents.....................................     32

SECTION 6.06          Other Matters.............................................     32
SECTION 6.07          Representations and Warranties True;
                      No Misleading Statements..................................     32

ARTICLE VII           COVENANTS.................................................     33

SECTION 7.01          Conduct of the Company's Business.........................     33
SECTION 7.02          Certain Covenants of Parent...............................     35
SECTION 7.03          Access to Information.....................................     35
SECTION 7.04          Further Assurances........................................     36
SECTION 7.05          Inquiries and Negotiations;
                      Third Party Acquisitions..................................     36
SECTION 7.06          Employment and Non-Competition Agreements;
                      Employee Stock Options....................................     37
SECTION 7.07          Notification of Certain Matters...........................     37
SECTION 7.08          Indemnification...........................................     38
SECTION 7.09          Confidentiality...........................................     40
SECTION 7.10          Covenants of Principal Shareholders.......................     41
SECTION 7.11          Transfer Restrictions After the Effective
                      Time......................................................     42
SECTION 7.12          Registration Rights Agreements............................     42
SECTION 7.13          Exercise of Company Options...............................     42
SECTION 7.14          Assignment of Medical Business............................     42
SECTION 7.15          Right of First Refusal....................................     43
SECTION 7.16          License of Greenway Name..................................     43

ARTICLE VIII          CONDITIONS TO THE MERGER..................................     43

SECTION 8.01          Conditions to Each Party's Obligation
                      to Effect the Merger......................................     43
SECTION 8.02          Conditions to the Obligation of the
                      Company to Effect the Merger..............................     44
SECTION 8.03          Conditions to the Obligation of Parent
                      and Acquisition to Effect the Merger......................     44


ARTICLE IX            TERMINATION AND ABANDONMENT...............................     46

SECTION 9.01          Termination and Abandonment...............................     46
SECTION 9.02          Effect of Termination.....................................     47

ARTICLE X             MISCELLANEOUS.............................................     47

SECTION 10.01         Survival of Representations and Warranties................     47
SECTION 10.02         Expenses, Etc.............................................     47
SECTION 10.03         Publicity.................................................     48
SECTION 10.04         Execution in Counterparts.................................     48
SECTION 10.05         Notices...................................................     48
SECTION 10.06         Waivers...................................................     49
SECTION 10.07         Entire Agreement..........................................     49

SECTION 10.08         Applicable Law............................................     50
SECTION 10.09         Binding Effect, Benefits..................................     50
SECTION 10.10         Assignability.............................................     50
SECTION 10.11         Amendments................................................     50

                         INDEX TO SCHEDULES AND EXHIBITS

Schedule                  Description
--------                  -----------
   2.04(a)       Other Shareholders
   3.02          Shareholders Agreements
   3.03          States and Jurisdictions in which the Company is Qualified to do Business
   3.04(a)       Stock Ownership of Company Common Stock
   3.04(b)       Company Options
   3.04(c)       Committed Options
   3.05          Subsidiaries
   3.06          Articles of Incorporation and By-Laws of the Company
   3.09(a)       Intellectual Rights
   3.09(b)       Infringements With Respect to Intellectual Rights
   3.10          Contract Parties
   3.11          Major Suppliers
   3.12(a)       Employment Contracts and Deferred Compensation Agreements
   3.12(b)       Employee Benefit Plans
   3.12(c)       Multi-Employer Plans
   3.14(a)       Real Estate Owned
   3.14(b)       Real Estate Leases
   3.15          Liens on Personal Property
   3.16          Accounts Receivable
   3.17          Consignment and Return Items
   3.18          Tax Audits
   3.19          Litigation
   3.20          Material Contracts
   3.22          Insurance
   3.23          Employee Bonuses Paid After July 31, 1998
   3.25          Officers, Directors and Depositories
   3.27          Consents
   3.28          Licenses
   3.29          Software
   3.33          Backlog
   4.04(e)       Accredited Investors
   4.04(m)       Beneficial Interests
   7.06(a)       Employee Stock Option Grants Pursuant to Employment Agreements
   7.14          The Medical Business
   8.03(e)       Continuing Employees

Exhibit                      Section Ref.          Description
-------                      ------------          -----------
A                            4.04(e)               Form of Accredited Investor
                                                   Certificate

B                            7.12                  Registration Rights Agreement

C                            7.17                  License Agreement

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 21, 1998, among THE BISYS GROUP, INC., a Delaware corporation, with an address at 150 Clove Road, Little Falls, New Jersey 07424 ("Parent"), BI-GREEN ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent, with an address at 150 Clove Road, Little Falls, New Jersey 07424 ("Acquisition"), GREENWAY CORPORATION, a Georgia corporation, with an address at 121 Greenway Boulevard, Carrollton, Georgia 30117 (the "Company") and the shareholders of the Company identified on the signature pages hereof (all such shareholders being collectively referred to herein from time to time as the "Principal Shareholders"). The Company and Acquisition are hereinafter sometimes referred to as the "Constituent Corporations" and the Company as the "Surviving Corporation."

         WHEREAS, the Company is engaged in the design, development, installation and service of digital check imaging software for the banking industry, including the provision of software consulting, hardware, set-up and support services in connection therewith;

         WHEREAS, Parent, Acquisition and the Company desire that Acquisition merge with and into the Company (the "Merger"), upon the terms and conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware (the "Delaware GCL") and the Georgia Business Corporation Code (the "GBCC"), with the result that the Company shall continue as the surviving corporation and the separate existence of Acquisition (except as it may be continued by operation of law) shall cease;

         WHEREAS, Parent, Acquisition and the Company desire that upon the Merger, at the Effective Time (as hereinafter defined), all outstanding shares of the capital stock of the Company be converted into the right to receive fully paid and nonassessable shares of Common Stock, $.02 par value, of Parent ("Parent Common Stock") and the outstanding shares of Acquisition be converted into the right to receive fully paid and nonassessable shares of Common Stock, $1.00 par value, of the Surviving Corporation, as hereinafter provided;

         WHEREAS, Parent, Acquisition and the Company desire that, immediately after the Effective Time and solely as a result of the Merger, Parent will own all the issued and outstanding shares of the capital stock of the Surviving Corporation;

         WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of

Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the respective Boards of Directors of the Company, Acquisition and Parent have approved the Merger;

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.01 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, in accordance with this Agreement, the Delaware GCL and the GBCC, Acquisition shall be merged with and into the Company, the separate existence of Acquisition (except as it may be continued by operation of law) shall cease, and the Company shall continue as the surviving corporation under the corporate name of "Greenway Corporation" unless and until the Articles of Incorporation (hereinafter defined) shall be further amended to change the name of the Surviving Corporation.

         SECTION 1.02 Effect Of the Merger. Upon the effectiveness of the Merger, the Surviving Corporation shall succeed to and assume all the rights and obligations of the Company and Acquisition in accordance with the Delaware GCL and the GBCC and the Merger shall otherwise have the effects set forth in
Section 14-2-1106 of the GBCC.

         SECTION 1.03 Consummation of the Merger. As soon as practicable after the satisfaction or waiver of the conditions to the obligations of the parties to effect the Merger set forth herein, provided that this Agreement has not been terminated previously, the parties hereto will cause the Merger to be consummated by filing (a) with the Secretary of State of the State of Delaware a properly executed certificate of merger in accordance with the Delaware GCL, and
(b) with the Secretary of State of the State of Georgia a properly executed certificate of merger in accordance with the GBCC. The Merger shall be effective upon filing of such certificates or on such later date as may be specified therein, but in no event shall such certificates be delivered for filing more than three (3) Business Days (hereinafter defined) after satisfaction of all of the conditions set forth in Article VIII hereof, including, without limitation, approval of the Merger by the holders of at least 85% of the outstanding shares of Company Common Stock (the time of such effectiveness being the "Effective Time"). For purposes of this Agreement, the term "Business Day" shall mean a day of the year on which national banks are open for business in the State of Delaware and are not required or authorized to close.

         SECTION 1.04 Charter; By-Laws; Directors and Officers. Immediately after the Effective Time, the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and as provided by the GBCC. As of the Effective Time, the By-Laws of the Surviving Corporation shall be the By-Laws of the Company as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the provisions thereof and the Certificate of Incorporation of the Surviving Corporation and as provided by the GBCC. The initial directors and officers of the Surviving Corporation shall be the directors and officers set forth below, in each case until their respective successors are duly elected and qualified.


                  Directors:        Lynn J. Mangum

                                    Dennis R. Sheehan


                  Officers:         Lynn J. Mangum - Chairman

                                    Tedd Wilson - President

                                    Dennis R. Sheehan - Executive Vice President
                                     and Treasurer

                                    Neil P. Marcous - Executive Vice President

                                    W. Thomas Green, Jr. - Executive Vice
                                     President

                                    Manny Enriquez - Executive Vice President

                                    Mark J. Rybarczyk - Senior Vice President

                                    W.T. Green, III - Senior Vice President

                                    Melinda Jenkins - Senior Vice President

                                    Brad Tuggle - Vice President

                                    Kevin J. Dell - Vice President and Secretary

                                    Edward S. Forman - Assistant Secretary

         SECTION 1.05 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such Constituent Corporation, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

         SECTION 2.01 Conversion of Securities of the Company. By virtue of the Merger and without any action on the part of the holders of the common stock, $1.00 par value, of the Company ("Company Common Stock"), at the Effective Time all outstanding shares of the Company Common Stock (subject to Section 2.04(c) hereof) shall be converted into the right to receive fully paid and nonassessable shares of Parent Common Stock on the following basis:

         (a) Net Merger Price. The aggregate consideration to be paid in connection with the Merger shall be paid in the form of Parent Common Stock valued, as set forth below, at Forty-Seven Million Five Hundred Thousand Dollars ($47,500,000) less the ascribed value (as set forth in Section 2.02(d) below) of
(i) the outstanding Company Options (hereinafter defined) and (ii) the Committed Options (hereinafter defined), which Company Options and Committed Options shall be converted to options to purchase Parent Common Stock pursuant to the terms hereof as of the Effective Time (the "Net Merger Price"). The Net Merger Price shall be divided by the average of the closing price per share of Parent Common Stock (the "Average Price") as reported by the National Association of Securities Dealers Inc. Automated Quotation System ("NASDAQ") for each trading day during the period commencing July 1, 1998 and ending the date hereof in order to determine, subject to Section 2.01(b) below, the number of shares of Parent Common Stock into which the outstanding shares of Company Common Stock shall be converted in the Merger (the "Aggregate Parent Common Stock Consideration") provided, however, that in the event the Average Price, as calculated pursuant to the terms hereof, is less than $37.50 then the Average Price for purposes of this Agreement shall be deemed to be $37.50, and in the event the Average Price as calculated pursuant to the terms hereof is greater than $47.50 then the

Average Price for purposes of this Agreement shall be deemed to be $47.50.

         (b) Exchange Value. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding any such shares held in the treasury of the Company, which shall be cancelled as provided in paragraph (d) below) (such shares being referred to herein as the "Exchange Shares") shall be converted into the right to receive the number of shares of Parent Common Stock (the "Exchange Value"), determined by dividing the Aggregate Parent Common Stock Consideration by the aggregate number of Exchange Shares.

         (c) Capital Changes. If, prior to the Effective Time, Parent should split or combine the outstanding shares of Parent Common Stock, or pay a stock dividend or other stock distribution in Parent Common Stock, then the determination of the Exchange Value shall be appropriately adjusted to reflect such split, combination, dividend or other distribution.

         (d) Treasury Shares. Each share of capital stock that is held in the treasury of the Company shall be cancelled and retired as of the Effective Time and no capital stock of Parent, cash or other consideration shall be paid or delivered in exchange therefor.

         SECTION 2.02 Company Options and Committed Options.

         (a) Each stock option to purchase shares of Company Common Stock outstanding immediately prior to the Effective Time (each, a "Company Option"), whether or not then exercisable or vested, shall, at and after the Effective Time, remain outstanding and shall be converted, subject to the terms of Section 2.02(d) below, into and become the right to purchase, subject to the satisfaction of the vesting provisions and other terms of such Company Option, that number of shares of Parent Common Stock (a "Parent Stock Option") as shall equal the number of shares of Company Common Stock subject to such Company Option immediately prior to such conversion multiplied by the Exchange Value and rounded to the nearest whole share of Parent Common Stock. Parent shall assume, as of the Effective Time, all obligations and liabilities with respect to the Company Options.

         (b) Each Committed Option shall be deemed granted immediately prior to the Effective Time by the Company to the respective holder thereof, at an option exercise price of $10.00 per share of Company Common Stock, shall be fully vested and exercisable after the Effective Time and shall be subject to such other terms and conditions as are acceptable to Parent. Each Committed Option shall be converted, at and after the Effective

Time, subject to the terms of Section 2.02(d) below, into and become the right to purchase, subject to such terms as are acceptable to Parent, that number of shares of Parent Common Stock (a "Committed Parent Option") as shall equal the number of shares of Company Common Stock subject to such Committed Option immediately prior to such conversion multiplied by the Exchange Value and rounded to the nearest whole share of Parent Common Stock. Parent shall assume, as of the Effective Time, all obligations and liabilities with respect to the Committed Options.

         (c) Notwithstanding anything herein or pursuant to the terms of the Company Options or the Committed Options to the contrary, (i) the exercise price applicable to each Company Option shall, upon conversion to a Parent Stock Option, be adjusted so that the option exercise price applicable upon such conversion to a Parent Stock Option shall be an exercise price per share of Parent Common Stock calculated by dividing (x) the aggregate exercise price for all shares of Company Common Stock subject to such Company Options immediately prior to such conversion by (y) the number of shares of Parent Common Stock subject to such Parent Stock Options immediately after such conversion and rounded down to the nearest $.01; and (ii) the exercise price applicable to each Committed Option shall, upon conversion to a Committed Parent Option, be adjusted so that the option exercise price applicable upon such conversion to a Committed Parent Option shall be an exercise price per share of Parent Common Stock calculated by dividing (x) the aggregate exercise price for all shares of Company Common Stock subject to Committed Options immediately prior to such conversion by (y) the number of shares of Parent Common Stock subject to such Committed Parent Options immediately after such conversion and rounded down to the nearest $.01.

         (d) The ascribed value of the Company Options and the Committed Options for purposes of Section 2.01(a) shall be the product obtained by multiplying (A) Forty-Seven Million Five Hundred Thousand Dollars ($47,500,000) by (B) a fraction, the numerator of which is (i) the number of shares of Company Common Stock subject to Company Options outstanding immediately prior to the Effective Time plus the number of shares of Company Common Stock subject to Committed Options immediately prior to the Effective Time (the "Number of Option Shares"), and the denominator of which is (ii) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time plus (iii) the Number of Option Shares.

         (e) Parent shall take such action as is necessary so as to enable holders of Company Options and Committed Options to receive registered shares of Parent Common Stock upon exercise of any such Parent Stock Options and Committed Parent Options, respectively, in accordance with their terms, from and after the Effective Time.

         SECTION 2.03 Acquisition Common Stock. At the Effective Time, each share of common stock, $.01 par value, of Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one (1) share of the common stock, $1.00 par value, of the Surviving Corporation, which shall constitute all of the issued and outstanding shares of the Surviving Corporation after the Effective Time.

         SECTION 2.04 Exchange of Certificates. (a) Promptly after the Effective Time, each of the shareholders of the Company (the "Shareholders") shall deliver to Parent the certificate or certificates representing their shares of Company Common Stock (each, a "Certificate") in form sufficient for transfer and cancellation pursuant thereto. As a condition to the issuance of Parent Common Stock hereunder, each Shareholder who is not a party to this Agreement, as identified on Schedule 2.04(a) attached hereto (the "Other Shareholders"), shall submit the Certificate (or Certificates) for such shares to Parent together with a transmittal letter, in form and substance satisfactory to Parent, containing such investment representations and warranties and covenants, respectively, consistent with Section 4.04 hereof (other than Section 4.04(e) and 4.04(l)) and
Section 7.11 hereof respectively, of this Agreement as shall reasonably be required by Parent (the "Transmittal Letter"). The approval of the Merger by each Shareholder in accordance with Section 8.03(f) and/or the surrender by such Shareholder of Certificate(s) of Company Common Stock for cancellation and exchange shall be deemed an agreement by such Shareholder to be bound by the terms of Section 7.08 hereof. Upon surrender of a Certificate for cancellation to Parent in form sufficient for transfer and cancellation pursuant hereto and delivery to Parent of such other documents as may reasonably be required by Parent, the Shareholder surrendering such Certificate, along with a Transmittal Letter, if applicable, shall be entitled to receive in exchange therefor (x) a certificate evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of Company Common Stock formerly evidenced by such Certificate (after taking into account all shares of Company Common Stock then held of record by such holder) and (y) a check representing the amount of cash in lieu of fractional shares of Parent Common Stock, if any, and unpaid dividends or other distributions, if any, to which such holder is entitled pursuant to the provisions of this Section 2.04, after giving effect to any applicable withholding tax, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to the Shareholders.

         (b) No dividends or other distributions declared after the Effective Time with respect to Parent Common Stock shall be paid with respect to any shares of Company Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein. After surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore declared with respect to such whole shares of Parent Common Stock and not paid, less the amount of any applicable withholding taxes thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to the date of such surrender and with a payment date subsequent to the date of such surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any applicable withholding taxes thereon.

         (c) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent. Each holder of shares of Company Common Stock who would otherwise have been entitled to receive in the Merger a fraction of a share of Parent Common Stock (after taking into account all certificates surrendered by such holder) shall be entitled to receive, in lieu thereof, a check in an amount (without interest) equal to such fractional part of a share of Parent Common Stock multiplied by the Average Price.

         (d) From and after the date of this Agreement, the stock transfer books of the Company shall be closed, and there shall be no further registrations of transfers of shares of Company Common Stock on the records of the Company, except pursuant to the valid exercise of stock options granted under the Company's stock option plans described in Schedule 3.04(b) hereto.

         (e) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting of a bond in such reasonable amount as the Surviving Corporation may direct, Parent shall issue in exchange for such Certificate the shares of Parent Common Stock and, if any, cash in lieu of fractional shares and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof as provided herein.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                         AND THE PRINCIPAL SHAREHOLDERS

         The Company and each Principal Shareholder, jointly and severally, hereby represent and warrant to Parent and Acquisition, knowing and intending that each of Parent and Acquisition is relying hereon in entering into the transactions contemplated hereby, as follows. For purposes of the representations and warranties set forth in this Article III, all references to the Company shall be deemed to exclude the Medical Business (as hereinafter defined).

         SECTION 3.01 Authority Relative to Agreement. The Company has all requisite power and authority to enter into and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company, except for approval by the Shareholders, are necessary to authorize this Agreement and the transactions contemplated hereby.

         SECTION 3.02 Shareholders' Agreements. Except as otherwise set forth in
Schedule 3.02, the Shareholders are not parties to any shareholders' agreement, buy-sell agreement or similar agreement or arrangement.

         SECTION 3.03 Organization, Standing and Qualification. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Georgia and has the corporate power and lawful authority to own and hold its properties and conduct its business as now owned, held and conducted in its state of incorporation and the states in which it has qualified to do business. The Company is qualified and in good standing in all states (or other jurisdictions) in which such qualification is required by reason of the nature or extent of business conducted by the Company or such subsidiary therein, except where the failure to be so qualified would not have a Material Adverse Effect on the Company, and all of such states (and jurisdictions) are specified in Schedule 3.03 attached hereto.

         SECTION 3.04 Stock of the Company; Company Options; Committed Options.
(a) The authorized capital stock of the Company consists in its entirety of One Million (1,000,000) shares of Company Common Stock, of which 542,276 shares are validly issued and outstanding, fully paid and nonassessable. The number of shares of Company Common Stock owned of record by each Shareholder is set forth on Schedule 3.04(a) hereto, and said shares of Company Common Stock represent, collectively, all of the issued and/or outstanding shares of capital stock (or other equity interests) in the Company.

                  (b) The Company Options, and the names of the respective option holders, are set forth on Schedule 3.04(b) hereto. Except for the Company Options and the Committed Options and as otherwise set forth in Schedule 3.04(b), the Company does not have any outstanding obligations, options or rights entitling others to acquire shares of capital stock of the Company, or any outstanding securities, options or other instruments convertible into shares of capital stock of the Company.

                  (c) The Company has (1) under its Discretionary (Management) Plan (the "Discretionary Plan"), authorized the granting of stock options to purchase up to 50,000 shares of Company Common Stock, of which options 17,500 have not yet been granted as of the date hereof ("Remaining Discretionary Options") and (2) under its Employee Plan (the "Employee Plan"), authorized the granting of stock options to purchase up to 40,000 shares of Company Common Stock, of which options 26,625 have not yet been granted as of the date hereof ("Remaining Employee Options", and together with the Remaining Discretionary Options, herein referred to as the "Remaining Options"). Of the Remaining Options, 20,280 options shall have been granted immediately prior to the Effective Time (the "Remaining Granted Options"). In addition, options to purchase 8,204 shares of Company Common Stock have been subscribed for and paid for under the Company's Employee Stock Purchase Plan (the "Employee Purchase Plan") with respect to the period ending on the date hereof (the "Subscribed Options", and together with the Remaining Granted Options, herein referred to as the "Committed Options"). Schedule 3.04(c) identifies the persons who shall be the respective holders of the Remaining Granted Options immediately prior to the Effective Time and the persons participating in the Employee Purchase Plan as of the date hereof, along with the aggregate number of shares of Company Common Stock for which such participants are eligible as of the date hereof pursuant to the Employee Purchase Plan.

         SECTION 3.05 Subsidiaries. There is no corporation, partnership, joint venture, or other entity in which the Company has, directly or indirectly, any investment or to which the Company has made an advance of cash, other than as listed on Schedule 3.05 attached hereto. The Company is not under any obligation to acquire any securities from any person or entity.

         SECTION 3.06 Articles of Incorporation and By-Laws. True and complete copies of the Company's Articles of Incorporation and By-Laws (together with any amendments thereto) are attached hereto as Schedule 3.06.

         SECTION 3.07 Execution and Performance of Agreement; Validity and Binding Nature. The execution and delivery of this Agreement and the performance by the Company of the terms of this Agreement and the transactions contemplated hereby, will not result in a material breach of any of the terms of, or constitute a violation of or default under, the Articles of Incorporation or By-Laws of the Company or result in a material breach of any of the terms of, or constitute a material violation or a material default under, any statute or contract, indenture or other instrument by which the Company or any of its properties are bound, and, except as provided in Section 3.27 hereof, no consent, approval, authorization or order of any court or governmental authority is required in connection with the execution and delivery of this Agreement by the Company and the performance by the Company of the terms of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company. This Agreement is, and the documents and agreements executed and delivered by the Company pursuant to the terms hereof, when duly executed and delivered by all parties whose execution and delivery thereof is required, will be legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by general principles of equity.

         SECTION 3.08 Financial Statements. The Company has delivered to Parent the unaudited balance sheet of the Company as of July 31, 1998 (the "Balance Sheet") and the audited balance sheets of the Company as of July 31, 1997 and 1996, respectively, and the related statements of income and retained earnings, cash flows and stockholders' equity for the fiscal years then ended, and notes thereto (in the case of the 1997 and 1996 financial statements, as audited by Arthur Andersen L.L.P.) (the Balance Sheet and said related financial statements and notes thereto for such three years hereinafter referred to collectively as the "Financial Statements"). Each of the Financial Statements (a) is true and correct and has been prepared from the books and records of the Company, (b) has been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis with prior periods covered thereby and
(c) presents fairly in all material respects the financial position of the Company as of the respective date and the results of the Company's operations and cash flow for such periods. All prepaid expenses included therein as assets represent payments theretofore made by the Company, the benefit and advantage of which may be obtained and enjoyed by the Surviving Corporation. The books and records of the Company have been kept, and will be kept to the Effective Time, in reasonable detail and in accordance with the same accounting principles heretofore used, consistently applied, and will fairly and accurately reflect in all material respects to the Effective Time all of the transactions of the Company, and are and will be complete and correct.

         SECTION 3.09 Intellectual Rights. (a) Schedule 3.09(a) attached hereto contains a complete and correct list and accurate description of all trademarks, trade names, service marks, logos and other identifying symbols, names or marks, copyrights, inventions, processes, designs, formulas, trade secrets, patents, patent applications and other intellectual and/or proprietary rights or interests (collectively, "Intellectual Rights") (i) owned by the Company, free and clear of all licenses, liens, charges or encumbrances, except as specified in such Schedule, or (ii) licensed to the Company under valid and enforceable agreements, in each case exclusive of the Software (hereinafter defined) identified on Schedule 3.29 hereof. The Company is the exclusive owner of all right, title and interest in the trademark "Prime Image" and is the exclusive owner of the corporate name "Greenway Corporation" in the State of Georgia. The Company has used prior to the date hereof the tradename "Greenway" in the ordinary and regular course of its business. Upon consummation of the Merger, the Surviving Corporation shall have the absolute right to use and authorize others to use all of the Intellectual Rights, free from any claim, security interest or other lien whatsoever, except for such claims which would not (1) materially interfere with such use and/or authorization of others to use the Intellectual Rights, or (2) cause the Company to incur additional costs.

         (b) To the best knowledge of the Company and the Principal Shareholders, there are no infirmities concerning the validity of any of the Intellectual Rights. The Company owns, or possesses adequate rights to use, all Intellectual Rights necessary for the conduct of its business. To the best knowledge of the Company and the Principal Shareholders, except as disclosed on
Schedule 3.09(b), there are no infringements by any third parties upon any Intellectual Rights or any conflict with or infringement of asserted rights of others with respect to same.

         SECTION 3.10 Contract Parties. Schedule 3.10 contains the names and business addresses of the customers of the Company with respect to which the Company presently has contracts or arrangements to provide services and/or to license its software products (collectively, the "Contract Parties"), all of which are material to the operation of the Company's business. Schedule 3.20 identifies the respective contracts or arrangements the Company has entered into with respect to the Contract Parties, true and complete copies of which have been heretofore delivered to Parent. No Contract Party listed in Schedule 3.10 has expressed to the Company or to any Principal Shareholder its intention to cancel or otherwise terminate its relationship with the Company, and, to the best knowledge of the Company and each Principal Shareholder, all of such contracts will continue in full force and effect after the Effective Time and a continuing relationship with each such Contract Party is not in jeopardy.

         SECTION 3.11 Major Suppliers. Schedule 3.11 contains the names and business addresses of all of the major suppliers of the Company. Except as disclosed on Schedule 3.11, the Company has no other suppliers which are material to the Company's business as presently conducted. No supplier listed in
Schedule 3.11 has expressed to the Company or to any Principal Shareholder its intention to cancel or otherwise terminate its relationship with the Company, and, to the best knowledge of the Company and each Principal Shareholder, a continuing relationship with each such supplier is not in jeopardy.

         SECTION 3.12 Employment, Deferred Compensation or Similar Agreements; Collective Bargaining Agreements; Employee Benefit Plans.

                  (a) Except as disclosed in Schedule 3.12(a), the Company is not a party to any agreement or employment contract or deferred compensation or similar arrangement with any of its employees or former employees. There are no collective bargaining agreements covering any employees of the Company. The business of the Company is not affected by any present strike or other labor disturbance involving the Company's employees nor, to the best knowledge of the Company or any Principal Shareholder, is any union attempting to represent, as collective bargaining agent, any person employed by the Company.

                  (b) Except as disclosed in Schedule 3.12(b), the Company does not sponsor or maintain and is not otherwise a party to or liable under any plan, program, fund or arrangement (whether or not qualified for Federal income tax purposes), whether benefiting a single individual or multiple individuals, and whether funded or not, that is an "employee pension benefit plan," or an "employee welfare benefit plan," as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any incentive or other benefit arrangement for its employees, their dependents and beneficiaries.

                  (c) Except as disclosed in Schedule 3.12(c) hereto, the Company has not and does not contribute to any multi-employer plan (as defined in Section 3(37) of ERISA), has not incurred any liability under Section 4201 of ERISA for any complete or partial withdrawal from any multi-employer plan and has not assumed any such liability by any prior owner of any of its assets or properties.

                  (d) Each employee pension benefit plan maintained by the Company and listed on Schedule 3.12(b) complies in all material respects with the requirements of ERISA. No "reportable event" within the meaning of Section 403 of ERISA has occurred with respect to any such plan and Seller has not engaged in any "prohibited transaction" within the meaning of Section 406(a) or
(b) of ERISA or of Section 4975(c) of the Code, with respect to any such plan; and no such plan has been terminated in accordance with the procedures set forth in Section 4041 or 4042 of ERISA.

                  (e) No liability has been incurred by the Company for any tax imposed by Section 4975 of the Code with respect to any plan described in
Schedule 3.12(b). The Company has, and shall have, for all periods ending on or prior to the Effective Time, administered each employee pension benefit plan and each employee welfare benefit plan described in Schedule 3.12(b) in all material respects in compliance with the reporting, disclosure and all other requirements applicable thereto under ERISA, the Code or any other applicable law.

         SECTION 3.13 Inventory. The value shown for inventory on the Balance Sheet fairly presents in all material respects the Company's inventory as of the date of the Balance Sheet in accordance with GAAP at the lower of cost or market value thereof based on the specific identification method of inventory valuation, and all inventory acquired since that date has been reflected on the Company's books pursuant to such method, subject to adjustments in accordance with GAAP consistently applied. The inventory of the Company is in good and merchantable condition and includes no obsolete items. No write-downs of the Company's inventory have occurred since August, 1998. The Company does not currently use, nor has it within the past five (5) years used, the FIFO or LIFO method of inventory valuation.

         SECTION 3.14  Real Estate Owned and Leased.

                  (a) Schedule 3.14(a) contains a true and correct list of all real estate owned by the Company. All such real estate is owned in fee simple, free and clear of all liens and encumbrances, except (i) those described in
Schedule 3.14(a), and (ii) liens of current taxes not yet due and payable.

                  (b) Schedule 3.14(b) contains a true and correct list and brief description (including all material terms) of all leases, subleases or other agreements under which the Company is lessee or subtenant or lessor or sublessor of real estate.

                  (c) All such owned or leased real estate (and improvements thereon) is in good operating condition and repair, subject to ordinary wear and tear, and conforms in all material respects with all applicable building, zoning, planning, environmental and other regulations, ordinances or laws, and the Company has the right to use all real estate necessary to the conduct of its business as currently conducted.

         SECTION 3.15 Title to and Condition of Personal Property. The Company has merchantable title to all personal property reflected in the Balance Sheet or acquired subsequent to the date of the Balance Sheet (other than inventory disposed of since that date in the ordinary course of business), and such personal property is free and clear of all liens and encumbrances, except as described on Schedule 3.15 hereto. All of the personal property owned by the Company is, to the best knowledge of the Company and each Principal Shareholder, in good operating condition and repair, subject to ordinary wear and tear. The Company owns or has the right to use all such properties necessary to the conduct of its business as currently conducted. The Medical Business is not a material part of the business of the Company as presently conducted.

         SECTION 3.16 Accounts Receivable. Except as disclosed in Schedule 3.16, the accounts receivable of the Company reflected in the Balance Sheet or acquired by the Company subsequent to the date of the Balance Sheet (a) are true, bona fide accounts receivable of the Company, created in the ordinary course of business; (b) have been collected or are fully collectible in amounts not less than the aggregate amount thereof, net of reserves established therefor, on the books of the Company and reflected in the Balance Sheet; (c) are not subject to any offsets, credits or counterclaims; and (d) have not at any time been placed for collection with any attorney, collection agency or similar individual or firm.

         SECTION 3.17 Consignment and Return Items. Except as reflected in the Balance Sheet or incurred since the date of the Balance Sheet in the ordinary course of business and consistent with past practices and disclosed in Schedule 3.17, the Company has no obligation (other than warranty obligations) to accept a return for credit of any products shipped to customers or distributors or others prior to the date hereof or to be shipped prior to the Effective Time.

         SECTION 3.18 Taxes. The Company has properly completed and filed all federal, state, county, municipal and other tax returns, reports and declarations which are required to be filed by it and has paid or accrued on its financial statements all taxes, penalties and interest which have become (or may hereafter become) due pursuant thereto or which became (or may hereafter become) due pursuant to assessments. The Company has not received any notice of deficiency or assessment of additional taxes, and no tax audits are in process. The last years for which the federal or state income taxes or other taxes of the Company have been examined are set forth on Schedule 3.18 hereto. The Company has not granted any waiver of any statute of limitation with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or other tax. The accruals and reserves for taxes reflected in the Balance Sheet are adequate to cover all taxes (including interest and penalties, if any, thereon) due and payable or accrued in accordance with generally accepted accounting principles as a result of the operations of the Company for all periods prior to the date of the Balance Sheet. The Company has not filed an election under Section 1362(a) of the Code to be taxed as an S Corporation.

         SECTION 3.19 Litigation. Except as disclosed in Schedule 3.19, there is no litigation, investigation or proceeding pending or, to the best knowledge of the Company and the Principal Shareholders, threatened, involving the Company or any of its properties. There are no outstanding orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal materially affecting or materially limiting the conduct of the business of the Company.

         SECTION 3.20 Material Contracts. Except as disclosed in Schedule 3.20 and any other Schedule hereto, the Company is not a party to, and none of its properties are bound by, any of the following types of contracts or commitments, written or oral: (i) mortgages, indentures, security agreements and other agreements and instruments relating to the borrowing of money or extension of credit or imposition of an encumbrance on any of the assets of the Company; (ii) agreements with any labor union or other collective bargaining unit; (iii) bonus or compensation agreements (including deferred compensation agreements) which have not been incurred in the ordinary course of business of the Company consistent with past practices; (iv) profit-sharing, stock option, pension, or retirement agreements, trusts, or funds for the benefit of employees; (v) sales agency, manufacturer's representative, distributorship or supply agreements; (vi) other contracts and commitments which in any case involve payments or receipts of more than $25,000;
(vii) any contract for the purchase, sale or lease of real or personal property either as lessor or lessee, which in any case involves payment in excess of $25,000; (viii) any contract with any officer, director or with any employee of the Company (other than agreements relating to current wage or salary payments terminable by the Company on notice of thirty (30) days or less); (ix) any contract or promissory note or other instrument with any Affiliate (as hereinafter defined) of the Company; or (x) any guarantee or obligation to provide funds or assume the debt of any person or entity. The Company has delivered to Parent complete and correct copies of all written contracts and commitments, together with all amendments thereto, and accurate descriptions of all oral agreements, described in Schedule 3.20 or any other Schedule hereto. The Company is not in material default with respect to any such contract, and, to the best knowledge of the Company and the Principal Shareholders, no other party to any such contract is in material default with respect thereto and all of such contracts will continue in full force and effect after the Effective Time. For purposes of this Agreement, "Affiliate" of the Company means (i) any individual person, corporation, partnership, trust or other entity in control of, controlled by or under common control with the Company, and (ii) any officer, director, trustee, general partner or employee of any corporation, partnership, trust or other entity in control of, controlled by or under common control with the Company, and Schedule 3.20 discloses all Affiliates of the Company.

         SECTION 3.21 Labor Relations. Except as disclosed in Schedule 3.19, the Company, in the conduct of its affairs, has complied in all material respects with all applicable laws (including, without limitation, labor and tax laws), and regulations relating to the hiring and employment of employees and independent contractors, including, without limitation, those related to discrimination, wages, hours, collective bargaining, employee pension and welfare benefit plans, and the payment of (and withholding for) income, Social Security and other taxes, and the Company is not liable for any penalties or damages for failure to comply with any of the foregoing. There are no unfair labor practice claims or charges pending or, to the best knowledge of the Company and the Principal Shareholders, threatened, involving the Company.

         SECTION 3.22 Insurance. Schedule 3.22 hereto contains a list and description (including the name of the insurer, coverage and expiration date) of all insurance policies maintained by the Company. Schedule 3.22 further lists all claims presently pending or, to the best knowledge of the Company and the Principal Shareholders, threatened which are covered by such policies. The Company has not received notice of cancellation or non-renewal of any of such policies.

         SECTION 3.23 Absence of Changes. Except as herein otherwise disclosed, since July 31, 1998 the Company has conducted its business in the regular and ordinary course and has not (i) undergone any materially adverse change in its condition (financial or otherwise), assets, liabilities, business, or operations, (ii) declared, set aside, made or paid any cash or stock dividend or distribution or purchased, issued or sold any shares of its capital stock or securities convertible into or exchangeable for any shares of its capital stock or granted any stock options or rights to acquire any shares of its capital stock, except as disclosed in Schedule 3.04(c), (iii) incurred any indebtedness for borrowed money or issued or sold any debt securities, (iv) instituted any increase in the compensation payable or to become payable to any officers or employees, except as disclosed in Schedule 3.23 with regard to bonuses accrued prior to July 31, 1998 and paid thereafter to certain employees in the ordinary course of business and consistent with prior practice, or any changes in personnel policies or employees benefits, or (v) made any payment to any Shareholder except for payments described in a Schedule hereto and regular salary and ordinary and necessary business expenses.

         SECTION 3.24 Compliance with Laws; Governmental Authorizations. The Company is in compliance in all material respects with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, governmental permits and other governmental authorizations or approvals applicable to it or any of its properties, and all governmental authorizations or approvals necessary in any material respect for the conduct of the business of the Company have been duly and lawfully obtained and are in full force and effect, except where the failure to obtain any such authorization or approval would not have a Material Adverse Effect on the Company. There are no proceedings pending or, to the best knowledge of the Company and the Principal Shareholders, threatened, which may result in the revocation, cancellation or suspension, or any materially adverse modification, of any thereof.

         SECTION 3.25 Officers, Directors and Depositories. Schedule 3.25 hereto contains the names of all the officers and directors of the Company and the names of all depositories of its funds and the names of the officers and other persons empowered to sign instruments withdrawing funds from said depositories.

         SECTION 3.26 Environmental Matters.

                  (a) No governmental agency has asserted any claim or, to the best knowledge of the Company and the Principal Shareholders, threatened to assert any claim against the Company in respect of its business, any assets owned or leased by it, real properties leased by it, or the condition, use or operation thereof by the Company, arising out of any Federal, state or local law, rule, regulation or directive pertaining to the environment.

                  (b) There are nowhere on any real property owned by the Company, and, to the best knowledge of the Company and the Principal Shareholders, there are nowhere on any real property leased, used or otherwise under the control of the Company, any deposits, dumps, or tanks of toxic or other poisonous, dangerous or noxious waste, fluids, solvents, chemicals or effluents, except for such chemicals, fuels and fluids as are properly and safely stored, identified, labeled and maintained in accordance with applicable industrial standards and all governmental or other laws or regulations relating thereto. The Company does not discharge from any real property owned, leased, used or otherwise under its control, whether by effluent, emission or other means, any noxious, toxic, hazardous or deleterious matter or gases. All discharges of waste material and other substances from the Company's operating facilities are in full compliance with applicable law and covered by valid permits and licenses, where required.

         SECTION 3.27 Third Party and Governmental Consents. Except as disclosed in Schedule 3.27 hereto, no consent, authorization, approval, order, license, certificate or permit of or from, or registration, declaration or filing with, any governmental authority or any court or other tribunal or any other person, firm or entity, nor under any contract, indenture, mortgage, lease, license or other agreement or instrument to which the Company or any of the Shareholders is a party or by which the Company or any of the Shareholders or any of its or his assets or properties is subject or bound, is required by or with respect to the Company or any of its Shareholders in connection with the execution, delivery or performance of this Agreement or of any other agreement, document or instrument to be executed and delivered by the Company or the Shareholders pursuant hereto or in connection herewith or the consummation of the transactions contemplated hereby.

         SECTION 3.28 Licenses and Permits. The Company has obtained all consents, approvals, waivers and permits required in connection with the ownership of the assets of the Company and the operation of the Company's business as presently and heretofore conducted (herein collectively referred to as the "Licenses"), except where the failure to obtain any such consents, approvals, waivers and/or permits would not have a Material Adverse Effect on the Company. The Licenses are listed on Schedule 3.28 attached hereto. No other licenses or permits are required to conduct or operate the Company's business as presently conducted, except where the failure to obtain any such consents, approvals, waivers and/or permits would not have a Material Adverse Effect on the Company.

         SECTION 3.29  Software.

                  (a) Schedule 3.29 hereto contains a true, complete and accurate list and description of (i) all computer software and related programs owned by the Company including all software, source codes and object codes and
(ii) all computer software and related programs licensed by the Company for use in connection with the Company's business (other than off-the-shelf software licensed to the Company which is not material to the Company's business or the services provided by the Company) (collectively, the "Software"). The Company either owns or has a valid license to use and resell all of the Software, and upon consummation of the Merger, the Surviving Corporation shall have the absolute right to use and authorize others to use all of the Software, free from any claim, security interest or other lien or encumbrance whatsoever, except as set forth on Schedule 3.29 and except for such claims which would not (1) materially interfere with such use and/or authorization of others to use the Software or (2) cause the Company to incur additional costs. The Company is the exclusive licensee of the Software indicated on Schedule 3.29 as being exclusively licensed by the Company. The Software constitutes the only computer software or programs necessary for the operation of the Company's business and the provision of services provided by the Company.

                  (b) The Company has provided to Parent true and complete copies of all licenses, leases, contracts and other written instruments relating to any Software and/or source codes thereof which are not owned by the Company (collectively, the "Software Contracts"), all of which are legally valid and binding and enforceable in accordance with their respective terms. Neither the Company nor, to the best knowledge of the Company and the Principal Shareholders, any other party thereto is in violation of any material term or provision of any Software Contract. The use of the Software by the Company does not, and upon consummation of the Merger the use of the Software by the

Surviving Corporation will not, in any manner infringe upon any rights of any third parties. The use of any source codes related to Software which is not owned by the Company and the exercise of the Company's rights in and to such source codes, as provided in any of the Software Contracts, does not, and upon consummation of the Merger the use of any such source codes and exercise of such rights by the Surviving Corporation will not, in any manner infringe upon the rights of any third parties.

                  (c) All source codes relating to the Software which is owned by the Company (the "Owned Source Codes") are in the possession of the Company and its escrow agent, Tisinger, Tisinger, Vance & Greer, P.C., and constitute trade secret information of the Company, and no third party has any present right, title, interest or license, and the Company has not granted any such right, title, interest or license with respect to the future, with respect to any of the Owned Source Codes under any circumstances whatsoever. The Company has delivered to Parent a true and complete copy of the form of escrow agreement utilized in connection with the Owned Source Codes. Upon consummation of the Merger, the Surviving Corporation shall own and have possession of, and shall have the absolute right to use, the Owned Source Codes, free from any claim, security interest or other lien or encumbrance whatsoever.

                  (d) The Company owns in respect of all Software owned by the Company and has possession of, and the Surviving Corporation will own in respect of all Software owned by the Company and have possession of immediately after the Effective Time, adequate documentation, including, without limitation, documentation of source codes, object codes and engineering change notices, reflecting the current versions of all Software owned by the Company so as to enable the Surviving Corporation to conduct fully after the Effective Time the business conducted by the Company prior to Effective Date in the same manner as theretofore conducted.

         SECTION 3.30 Absence of Undisclosed Liabilities. Except as and to the extent disclosed in or accrued on the Financial Statements, there exist no material liabilities or obligations of any nature whatsoever (whether absolute, contingent or otherwise, matured or unmatured) in respect of the Company's business or assets of the type customarily reflected in financial statements prepared in accordance with GAAP. None of the Principal Shareholders knows or has any reasonable grounds to know after due inquiry of any basis for assertion against the Company of any claim or liability of any nature in any amount not fully disclosed in the Financial Statements.

                  SECTION 3.31 Loans to or from Officers, Directors, Shareholders or Employees. The Company does not have outstanding any loans, advances or other indebtedness incurred by any present or former director, officer, Shareholder or employee of the Company or any member of their respective families, and there are no loans or advances made to the Company by or indebtedness incurred by the Company to any present or former director, officer, Shareholder or employee of the Company or any member of their respective families.

                  SECTION 3.32 Service Warranties; Contract Losses. Adequate provision in accordance with GAAP has been made in the Financial Statements for claims under warranties provided for in all contracts with Contract Parties. The Financial Statements adequately reflect the known and anticipated losses, if any, for any outstanding and uncompleted contracts with Contract Parties, and there are no such known or anticipated losses that are not so reflected in the Financial Statements.

                  SECTION 3.33 Backlog. Schedule 3.33 discloses the backlog of services to be provided by the Company pursuant to each contract with a Contract Party, the reasonably anticipated value of such services and the date by which performance by the Company of each such contract is reasonably anticipated to be completed.

                  SECTION 3.34 Representations and Warranties True; No Misleading Statements. All of the representations and warranties set forth in this Article III shall be true and correct as of the Effective Time as if made at that time. The representations and warranties made herein and in any Schedule, list or other document specifically referred to herein and delivered by the Company or the Shareholders pursuant hereto, and all information provided by the Company for inclusion in the Merger Information (hereinafter defined), taken as a whole, do not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                    ADDITIONAL REPRESENTATIONS AND WARRANTIES
                          OF THE PRINCIPAL SHAREHOLDERS

                  Each Principal Shareholder hereby represents and warrants to Parent and Acquisition, as to itself, severally and not jointly, as follows, knowing and intending that each of Parent and Acquisition is relying hereon in entering into the transactions contemplated hereby, as follows. For purposes of the representations and warranties set forth in this Article IV, all references to the Company shall be deemed to exclude the Medical Business.

                  SECTION 4.01 Authority and Capacity Relative to Agreement. Such Principal Shareholder has all requisite power, authority and legal capacity to enter into and perform each of its obligations hereunder.

                  SECTION 4.02 Execution and Performance of Agreement; Validity and Binding Nature. The execution and delivery of this Agreement, and the performance by such Principal Shareholder of the terms of this Agreement and the transactions contemplated hereby, will not result in a material breach of any of the terms of, or constitute a violation or default under, the Articles or Certificate of Incorporation or By-Laws, or result in a material breach of any of the terms of, or constitute a material violation or material default under, any partnership agreement or other constituent instrument of such Principal Shareholder, if an entity, or any statute or contract, indenture or other instrument by which such Principal Shareholder or any of its respective properties are bound, and no consent, approval, authorization or order of any court or governmental authority is required in connection with the execution and delivery of this Agreement by such Principal Shareholder and the performance by such Principal Shareholder of the terms of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Principal Shareholder and, together with the other documents and agreements to be executed by all parties whose execution and delivery thereof is required, constitutes the legal, valid and binding obligations of such Principal Shareholder, enforceable against such Principal Shareholder in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by general principles of equity. Such Shareholder has the legal right and authority to vote the shares of Company Common Stock held of record by it in favor of the execution, delivery and performance of this Agreement and the consummation of the Merger in accordance with the provisions hereof.

                  SECTION 4.03 Stock of the Company. The number of shares of Company Common Stock and Company Options, as applicable, beneficially owned by such Principal Shareholder is as identified on Schedule 3.04(a) and Schedule 3.04(b), respectively, opposite the respective Principal Shareholder's name. The shares of Company Common Stock and Company Options, as applicable, beneficially owned by such Principal Shareholder are owned free and clear of all liens, claims, options, encumbrances or restrictions whatsoever. Such Principal Shareholder has the full legal right and power and all authorizations and approvals required by law or otherwise to sell, transfer and deliver such shares as contemplated hereunder and to make the representations, warranties and agreements set forth in this Agreement. Except with respect to the shares of the Company Common Stock and the Company Options, as applicable, identified on Schedule 3.04(a) and Schedule 3.04(b), respectively, opposite the respective Principal Shareholder's name, and any Committed Options such Principal Shareholder may receive immediately prior to the Effective Time, such Principal Shareholder has no outstanding claim against the Company or any right whatsoever with respect to any shares of the capital stock of the Company, including without limitation any other option, warrant or other right to acquire shares of the capital stock of the Company or any securities, options or other instruments convertible or exchangeable into shares of capital stock of the Company. Except as set forth in Schedule 3.02, no Shareholder is a party to any shareholders agreement, buy-sell agreement or similar agreement or arrangement with respect to the Company Common Stock or other equity interest in the Company.

                  SECTION 4.04 Additional Representations and Covenants of Principal Shareholders.

                  (a) Each Principal Shareholder understands that the issuance of the shares of Parent Common Stock pursuant to this Agreement is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") by virtue of Section 4(2) based, in part, upon the representations, warranties and agreements of such Principal Shareholder contained in this Agreement.

                  (b) Each Principal Shareholder understands that neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved the Parent Common Stock or passed upon or endorsed the merits of an investment therein or confirmed the accuracy or adequacy of any information provided by Parent to the Shareholders or the accuracy or adequacy of any of the representations, warranties and agreements of Parent contained herein.

                  (c) Except as contemplated pursuant to Section 7.12 hereof, such Principal Shareholder is acquiring Parent Common Stock solely for its own account for investment and not with a view to resale or distribution thereof, in whole or in part. Such Principal Shareholder has no agreement or arrangement, formal or informal, written or oral, with any person to sell or transfer or otherwise dispose of all or any part of the Parent Common Stock, and has no present plans to enter into any such agreement or arrangement.

                  (d) Such Principal Shareholder did not become aware of the offer and sale of Parent Common Stock through or as a result of any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or other media in connection with the offer and sale of Parent Common Stock contemplated hereby and is not purchasing Parent Common Stock through or as a result of any seminar or meeting to which such Principal Shareholder was invited.

                  (e) Such Principal Shareholder, if listed on Schedule 4.04(e) hereof, meets the requirements of at least one of the categories of an "accredited investor", as defined in Rule 501(a) promulgated under the Securities Act and as set forth in the form of Accredited Investor Certification attached hereto as Exhibit A. In connection with the closing of the transactions contemplated by this Agreement, the Principal Shareholders listed on Schedule 4.04(e) shall certify to Parent, in the form of the certification set forth in Exhibit A, as to which category (or categories) of accredited investor is applicable to such Principal Shareholder.

                  (f) Such Principal Shareholder, or such Principal Shareholder together with its purchaser representative, if any, has such knowledge and experience in financial, tax, and business matters in general, and investments in securities in particular, so as to enable such Principal Shareholder to evaluate the merits and risks of an investment in Parent Common Stock and to make an informed investment decision with respect thereto.

                  (g) Such Principal Shareholder recognizes that it must bear the substantial economic risks of the investment in Parent Common Stock indefinitely, because none of the Parent Common Stock may be sold, transferred, hypothecated or otherwise disposed of unless such Parent Common Stock is registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Such Principal Shareholder understands that legends shall be placed on the certificates representing Parent Common Stock issuable stating that the shares represented thereby have not been registered under the Securities Act or applicable state securities laws, and appropriate notations thereof will be made in Parent's stock books.

                  (h) Such Principal Shareholder has adequate means of providing for its current financial needs and foreseeable contingencies and has no need for liquidity of its investment in Parent Common Stock for an indefinite period of time. Such Principal Shareholder's overall commitment to investments which are not readily marketable is not excessive in view of its net worth and financial circumstances and the purchase of the Parent Common Stock will not cause such commitment to become excessive.

                  (i) Such Principal Shareholder is not relying on Parent or any of its employees or agents with respect to the legal, tax, economic and related considerations of an investment in Parent Common Stock, other than as expressly contained in the representations and warranties of Parent contained in Article V hereof and in the Information Statement (hereinafter defined).

                  (j) Such Principal Shareholder, or such Principal Shareholder together with its purchaser representative, if any, (i) have had the opportunity to obtain all information requested by them for the purposes of verifying the information contained in the Information Statement (hereinafter defined) or for any other purpose related hereto and (ii) have had the opportunity to meet with representatives of Parent and to have them answer any questions and provide such additional information regarding the terms and conditions of the transactions contemplated hereby, the information set forth in said Information Statement and the business and prospects of Parent deemed relevant by such Principal Shareholder or such Principal Shareholder together with its purchaser representative, all of which questions have been answered and all of which requested information has been provided to the full satisfaction of such Principal Shareholder or such Principal Shareholder together with its purchaser representative. Such Principal Shareholder is aware that an investment in Parent Common Stock is speculative and involves significant risks, including, among other things, the risk of the loss of such Principal Shareholder's entire investment in Parent Common Stock.

                  (k) In evaluating the suitability of an investment in Parent, and in deciding to enter into this Agreement, such Principal Shareholder has not relied upon any representation or other information (whether oral or written) other than as set forth in the representations and warranties of Parent contained in Article V of this Agreement and in the Information Statement. No oral or written representations have been made, or oral or written information furnished, to such Principal Shareholder or such Principal Shareholder together with its purchaser representative in connection with the offer and sale of Parent Common Stock that are in any way inconsistent with the representations and warranties of Parent contained herein or any of the information contained in the Information Statement.

                  (l) All information, including, without limitation, financial information and financial statements, provided by the Company or any Principal Shareholder for insertion in the Information Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, it being understood and acknowledged that such information has not been independently verified by Parent or Acquisition.

                  (m) Except as described in Schedule 4.04(m) hereto, such Principal Shareholder has no beneficial interest, directly or indirectly, in any person, firm, corporation, partnership or other entity which is or within the past two years has been a supplier of any goods or services to the Company, including, without limitation, any Major Supplier, or from which the Company has received fees, including, without limitation, any Contract Party, other than as the beneficial owner of 1% or less of the voting securities of a publicly held corporation. The nature and amount of any such beneficial interest is disclosed in Schedule 4.04(m).

                  (n) Such Principal Shareholder is familiar with the business, historical financial performance and prospects of the Company, including the risks associated therewith. None of the information provided by such Principal Shareholder for insertion in the Information Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

                  (o) Such Principal Shareholder, if an individual person, is not required to obtain any spousal consent in connection with the transactions contemplated hereby.

                  (p) Such Principal Shareholder hereby represents that it will pay its own expenses, if any, incurred in connection with the Merger and will not pay expenses, if any, incurred by the Company, Parent, or Acquisition in connection with the Merger.

         SECTION 4.05 Representations and Warranties True; No Misleading Statements. All of the representations and warranties set forth in this Article IV shall be true and correct as of the Effective Time as if made at that time. The representations and warranties made in this Article IV or other document specifically referred to in this Article IV and delivered by such Principal Shareholder pursuant hereto do not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to the Company and each Principal Shareholder as follows:

         SECTION 5.01 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as hereinafter defined) on Parent. As used herein, "Material Adverse Effect" shall mean, with respect to any party, a material adverse effect on the assets, financial condition, operating results or business of such party and its subsidiaries, taken as a whole.

         SECTION 5.02 Subsidiaries. Each subsidiary of Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as it is now being conducted. Each such subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on Parent. All of the outstanding shares of capital stock of Parent's subsidiaries are validly issued, fully paid and nonassessable and are owned by Parent or by a wholly-owned subsidiary of Parent.

         SECTION 5.03 Capitalization. The authorized capital stock of Parent consists of 80,000,000 shares of Parent Common Stock, and, as of June 30, 1998, 26,670,325 shares of Parent Common Stock were issued and outstanding, all of which were validly issued and are fully paid and nonassessable. Except as contemplated hereby and except for options and stock purchase rights outstanding under Parent's employee stock purchase and stock option plans, and rights outstanding under the Rights Agreement dated May 7, 1997 between Parent and Bank of New York, as rights agents, no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of Parent is authorized or outstanding and there is not any agreement of Parent to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets. Parent does not have any obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. At the Effective Time, Parent will have sufficient authorized but unissued shares of Parent Common Stock available for issuance in accordance with
Article II hereof.

         SECTION 5.04 Authority Relative to Agreement. Parent has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by general principles of equity.

         SECTION 5.05 Non-Contravention. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby will not (i) conflict with any provision of the Certificate of Incorporation or By-Laws of Parent or any of its subsidiaries or (ii) result (with the giving of notice or the lapse of time or both) in any violation of or default or loss of a benefit under, or permit the acceleration of any obligation under, any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or any of their respective properties.

         SECTION 5.06 Information Statement. Following the execution and delivery of this Agreement, Parent shall deliver to each Shareholder a copy of the Confidential Information Statement, including exhibits thereto, prepared in connection with the transactions contemplated hereby (the "Information Statement"). The Information Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except as may be contained in information provided by the Company or any Shareholder for insertion therein.

         SECTION 5.07 Financial Statements. The consolidated financial statements of Parent included in the Information Statement have been prepared in accordance with GAAP consistently applied and consistent with prior periods, subject, in the case of unaudited interim consolidated financial statements, to year-end adjustments (which consist of normal recurring accruals) and the absence of certain footnote disclosures. The consolidated balance sheets of Parent included in the Information Statement fairly present in all material respects the financial position of Parent and its subsidiaries as of their respective dates, and the related consolidated statements of operations, shareholders' equity and cash flows included in the Information Statement fairly present in all material respects the results of operations of Parent and its subsidiaries for the respective periods then ended, subject, in the case of unaudited interim financial statements, to year-end adjustments (which consist of normal recurring accruals) and the absence of certain footnote disclosures.

         SECTION 5.08 Absence of Certain Changes or Events. Except as contemplated hereby and except for the issuance of Parent Common Stock pursuant to employee benefit plans of Parent described in Section 5.03 above, since June 30, 1998, Parent has not (i) issued any Parent Common Stock or securities or obligations convertible into or exchangeable for Parent Common Stock, (ii) incurred any material liabilities (absolute or contingent), except in the ordinary course of business or (iii) suffered any Material Adverse Effect with respect to Parent and its consolidated subsidiaries taken as a whole.

         SECTION 5.09 Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental or regulatory authority is required to be made or obtained by Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, except for (i) filings pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated by the SEC thereunder, if applicable, (ii) filings with state securities agencies under state securities or blue sky laws, if applicable, (iii) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the Delaware GCL, (iv) the filing of a Certificate of Merger with the Secretary of State of the State of Georgia in accordance with the GBCC, (v) any licenses, permits, franchises or other governmental authorizations pertaining to the business of the Company and its subsidiaries that are required as a result of the consummation of the transactions contemplated hereby and (vi) such consents, approvals, orders or authorizations which, if not obtained, or registrations, declarations or filings which, if not made, would not materially adversely affect the ability of Parent to consummate the transactions contemplated hereby or to conduct the business of the Company and its subsidiaries, if any, after the Effective Time.

         SECTION 5.10 Compliance with Laws. Each of Parent and its subsidiaries is in compliance in all material respects with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, governmental permits and other governmental authorizations or approvals applicable to it or any of its properties, and all governmental authorizations or approvals necessary in any material respect for the conduct of the business of each of Parent and its subsidiaries have been duly and lawfully obtained and are in full force and effect, except where the failure to obtain any such authorization or approval would not have a Material Adverse Effect on Parent. There are no proceedings pending or, to the best knowledge of Parent threatened, which may result in the revocation, cancellation or suspension, or any materially adverse modification, of any thereof.

         SECTION 5.11 Representations and Warranties True; No Misleading Statements. All of the representations and warranties set forth in this Article V shall be true and correct as of the Effective Time as if made at that time. The representations and warranties made herein and in any Schedule, list or other document specifically referred to herein and delivered by Parent pursuant hereto, and all information provided by Parent for inclusion in the Information Statement, taken as a whole, do not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF ACQUISITION

         Acquisition represents and warrants to the Company and each Principal Shareholder as follows:

         SECTION 6.01 Organization and Qualification. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Acquisition is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the financial condition, operating results or business of Acquisition.

         SECTION 6.02 Capitalization. The authorized capital stock of Acquisition consists of 100 shares of common stock, $.01 par value. As of the date hereof, 100 shares of such common stock are validly issued and outstanding, fully paid and nonassessable and are owned of record and beneficially by Parent, and no shares of such common stock are held in the treasury of Acquisition. Acquisition has no commitments to issue or sell any shares of such common stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from Acquisition, any shares of such common stock, and no securities or obligations evidencing any such rights are outstanding.

         SECTION 6.03 Authority Relative to Agreement. Acquisition has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Acquisition and the consummation by Acquisition of the transactions contemplated hereby have been duly authorized by the Board of Directors of Acquisition and by Parent as its sole stockholder, and no other corporate proceedings on the part of Acquisition are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquisition and constitutes the legal, valid and binding obligation of Acquisition, enforceable against Acquisition in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by principals of equity.

         SECTION 6.04 Non-Contravention. The execution and delivery of this Agreement by Acquisition and the consummation by Acquisition of the transactions contemplated hereby will not (i) conflict with any provision of the Certificate of Incorporation or By-Laws of Acquisition or (ii) result (with the giving of notice or the lapse of time or both) in any violation of or default or loss of a benefit under, or permit the acceleration of any obligation under, any mortgage, indenture, lease, agreement, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquisition or its properties, other than any such violation, default, loss or acceleration that would not Materially Adversely Affect the ability of Acquisition to consummate the transactions contemplated hereby.

         SECTION 6.05 Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental or regulatory authority is required to be made or obtained by Acquisition in connection with the execution and delivery of this Agreement by Acquisition or the consummation by Acquisition of the transactions contemplated hereby, except for (i) the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the Delaware GCL and the Secretary of State of the State of Georgia in accordance with the GBCC, (ii) any licenses, permits, franchises or other governmental authorizations pertaining to the business of Acquisition that are required as a result of the consummation of the transactions contemplated hereby and (iii) such consents, approvals, orders or authorizations which if not obtained, or registrations, declarations or filings which if not made, would not Materially Adversely Affect the ability of Acquisition to consummate the transactions contemplated hereby.

         SECTION 6.06 Other Matters. Acquisition has been formed for the sole purpose of effecting the Merger and, except as contemplated by this Agreement, Acquisition has not conducted any business activities and does not have any material liabilities or obligations.

         SECTION 6.07 Representations and Warranties True; No Misleading Statements. All of the representations and warranties set forth in this Article VI shall be true and correct as of the Effective Time as if made at that time. The representations and warranties made herein and in any Schedule, list or other document specifically referred to herein and delivered by Acquisition pursuant hereto, and all information provided by Acquisition for inclusion in the Merger Information, taken as a whole, do not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VII

                                    COVENANTS

         SECTION 7.01 Conduct of the Company's Business. The Company and each Principal Shareholder covenants and agrees that, prior to the Effective Time, unless Parent shall otherwise consent in writing or as otherwise expressly contemplated by this Agreement:

                  (a) the business of the Company shall be conducted only in, and the Company shall not take any action, except in the ordinary course of business and consistent with past practice, except as otherwise herein provided in connection with the Medical Business; and

                  (b) the Company shall not, directly or indirectly, do any of the following:

         (i) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries, except inventory and immaterial assets in the ordinary course of business and except for the Medical Business; (ii) amend or propose to amend its Certificate of Incorporation or By-Laws;
         (iii) split, combine or reclassify any outstanding shares of its capital stock, or declare, set aside or pay any dividend payable in cash, stock, property or otherwise with respect to such shares, except with respect to Medical Corp.; (iv) redeem, purchase, acquire or offer to acquire (or permit any of its subsidiaries to redeem, purchase, acquire or offer to acquire) any shares of its capital stock of any class; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this paragraph (b);

                  (c) the Company shall not (i) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or other property or assets except in connection with the exercise of Company Options in accordance with their terms and the granting of the Committed Options; (ii) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, except for Medical Corp; (iii) incur any indebtedness for borrowed money or issue any debt securities in excess of $5,000 in the aggregate; (iv) enter into or modify any contract, lease, agreement or commitment, except in the ordinary course of business and consistent with past practice; (v) terminate, modify, assign, waive, release or relinquish any contract rights or amend any rights or claims not in the ordinary course of business or (vi) settle or compromise any claim, action, suit or proceeding pending or threatened against the Company, or, if the Company may be liable or obligated to provide indemnification, against the Company's directors or officers, before any court, governmental agency or arbitrator; provided that nothing herein shall require any action that might impair or otherwise affect the obligation of any insurance carrier under any insurance policy maintained by the Company;

                  (d) other than as contemplated by the terms of this Agreement, the Company shall not grant any increase in the salary or other compensation of its employees, except pursuant to the terms of employment agreements in effect on the date hereof and listed on a Schedule hereto, or grant any bonus to any employee or enter into any employment agreement or make any loan to or enter into any material transaction of any other nature with any employee of the Company or Medical Corp.;

                  (e) the Company shall not take any action to institute any new severance or termination pay practices with respect to any directors, officers or employees of the Company or to increase the benefits payable under its severance or termination pay practices;

                  (f) the Company shall not adopt or amend, in any respect, except as contemplated hereby or as may be required by applicable law or regulation, any collective bargaining, bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any directors, officers or employees;

                  (g) the Company shall use its best efforts, to the extent not prohibited by the foregoing provisions of this Section 7.01, to maintain its relationships with the Contract Parties, and if and as reasonably requested by Parent or Acquisition, (i) the Company shall use its best efforts to make reasonable arrangements for representatives of Parent or Acquisition to meet with the Contract Parties and suppliers of the Company, as designated by Parent, in order to ensure that the Company's relationships with the Contract Parties and major suppliers of the Company will remain in force under substantially the same terms following the Effective Time as are in effect on the date hereof, and (ii) the Company shall schedule, and the management of the Company shall participate in, meetings of representatives of Parent or Acquisition with employees of the Company;

                  (h) The Company and the other parties thereto shall terminate, effective as of the Effective Time, each of the agreements disclosed in
         Schedule 3.02 to which they are parties;

                  (i) The Company shall terminate, effective as of the Effective Time, the Discretionary Plan and the Employee Plan, and shall terminate, effective as of the date hereof, the Employee Purchase Plan and shall refund to the employee-participants in the Employee Purchase Plan in accordance with the provisions thereof the employee contributions held in such plan as of the date hereof;

                  (j) The Company shall, no later than September 18, 1998, hold a shareholders' meeting for the purposes of (i) authorizing and approving the consummation of the Merger in accordance with the provisions hereof (ii) amending the Company's By-Laws to delete Article V, Section 1, and Article V, Section 3, thereof; and

                  (k) The Company shall use good faith efforts, dedicating all resources required, to complete the Merger so that the Effective Time shall occur not later than September 30, 1998.

         SECTION 7.02 Certain Covenants of Parent. (a) Parent covenants and agrees that, prior to the Effective Time, unless the Company shall otherwise consent in writing or as otherwise expressly contemplated by this Agreement, Parent shall not, and shall not permit any of its subsidiaries to, amend its Certificate of Incorporation or By-Laws in a manner that could reasonably be expected to be materially adverse to the Principal Shareholders.

         (b) Parent shall use good faith efforts, dedicating all resources required, to complete the Merger so that the Effective Time shall occur not later than September 30, 1998.

         SECTION 7.03 Access to Information. (a) The Company shall, and shall cause its subsidiaries, officers, directors, employees, representatives and agents to, afford, from the date hereof to the Effective Time, the officers, employees, representatives and agents of Parent reasonable access during regular business hours to its officers, employees, agents, properties, books, records and workpapers, and shall furnish Parent all financial, operating and other information and data as Parent, through its officers, employees or agents, may reasonably request.

         (b) Parent shall, and shall cause its subsidiaries, officers, directors, employees, representatives and agents to, afford, from the date hereof to the Effective Time, the officers, employees, representatives and agents of the Company reasonable access during regular business hours to its officers, employees, agents, properties, books, records and workpapers, and shall furnish the Company all financial, operating and other information and data as the Company, through its officers, employees or agents, may reasonably request.

         (c) No investigation pursuant to this Section 7.03 shall affect, add to or subtract from any representations or warranties of the parties hereto or the conditions to the obligations of the parties hereto to effect the Merger. As a result of its investigations, Parent has no actual knowledge that any representation or warranty of the Company or the Principal Shareholders set forth herein is inaccurate in any material respect.

         SECTION 7.04 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings; provided that the foregoing shall not require Parent to agree to make, or to permit the Company to make, any divestiture of a significant asset in order to obtain any waiver, consent or approval.

         SECTION 7.05 Inquiries and Negotiations; Third Party Acquisitions. Neither the Company nor any of its subsidiaries, nor any of their respective affiliates, shareholders, directors, officers, employees, representatives or agents, shall, directly or indirectly, (i) solicit or initiate any discussions, submissions of proposals or offers or negotiations with, or (ii) participate in any negotiations or discussions with, or provide any information or data of any nature whatsoever to, or otherwise cooperate in any other way with, or assist or participate in, facilitate or encourage any effort or attempt by, any person, other than Parent and its affiliates, representatives and agents, concerning any merger, consolidation, sale of substantial assets, sale of shares of capital stock or other securities, recapitalization, debt restructuring or similar transaction involving the Company or any subsidiary, or any division of the Company or any subsidiary. The Company shall immediately notify Parent if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of any such transaction, and shall, in any such notice to Parent, indicate the identity of the offeror and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter shall keep Parent informed of the status and terms of any such proposals or offers. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

         SECTION 7.06 Employment and Non-Competition Agreements; Employee Stock Options. (a) At or prior to the Effective Time, Parent and the Surviving Corporation, on the one hand, and each of W. Thomas Green, Jr., W.T. Green, III, Manny Enriquez, Brad Tuggle and Melinda Jenkins, shall enter into, effective as of the Effective Time, two-year employment agreements (the "Employment Agreements") and ten-year Non-Competition and Confidentiality Agreements (the "Noncompete Agreements") for the benefit of Parent and the Surviving Corporation, upon terms which are mutually agreeable to Parent and the respective employees. The Employment Agreements shall include, without limitation, grants by Parent to such employees of options to purchase Parent Common Stock ("Employee Stock Options") in accordance with Schedule 7.06(a) hereto, for an aggregate Carrying Value (as hereinafter defined) equal to Six Million Dollars ($6,000,000), all in accordance with the terms of Parent's stock option plans in effect at the Effective Time.

         (b) In addition, at the Effective Time, Parent shall grant to certain other employees of the Surviving Corporation, as determined by Parent in its sole discretion after discussion with the Company, Employee Stock Options for an aggregate Carrying Value of One Million Five Hundred Thousand Dollars ($1,500,000), all in accordance with the terms of Parent's stock option plans in effect at the Effective Time.

         (c) For purposes of this Section 7.06, "Carrying Value" shall be deemed to mean the per share fair market value of Parent Common Stock, as of the date of grant, multiplied by the number of shares of Parent Common Stock issuable upon exercise of such Employee Stock Options.

         SECTION 7.07 Notification of Certain Matters. The Company shall give prompt notice to Parent and Acquisition, and Parent and Acquisition shall give prompt notice to the Company, of (i) the occurrence, or failure to occur, of any event that such party believes would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (ii) any material failure of the Company, Parent or Acquisition, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that failure to give such notice shall not constitute a waiver of any defense that may be validly asserted.

                  SECTION 7.08 Indemnification. (a) Indemnifiable Breaches. Each Shareholder shall be severally liable to, and shall severally indemnify, protect, defend and hold harmless Parent and its successors and the Surviving Corporation and its successors, pursuant to the terms of this Section 7.08, against any and all claims, damages, liabilities and expenses (including reasonable attorneys' fees) (collectively, "Damages") sustained by Parent or the Surviving Corporation, in excess of insurance proceeds actually received by Parent or the Surviving Corporation, resulting from or in connection with (1) the breach of any representation, warranty, covenant or other agreement made by the Company or any Shareholder in or pursuant to this Agreement or any other agreement or instrument executed and delivered by or on behalf of the Company and/or such Shareholder pursuant hereto or in connection herewith, (2) the private offering and sale of Company Common Stock prior to the Effective Time, including, without limitation, the right of any investor therein to subscribe for or purchase additional securities of the Company, (3) any obligations and/or liabilities of Service Supply Company of Tallapoosa, Inc., Greenway Systems, Inc. and Service Supply Company of Carrollton, Inc. (collectively, the "Predecessor Corporations") and (4) any and all obligations and/or liabilities arising out of the conduct of the Medical Business prior to or following the Effective Time (such breaches, failures, obligations and liabilities being hereinafter referred to individually as an "Indemnifiable Breach" and collectively as "Indemnifiable Breaches"); provided, however, that, except as otherwise set forth in the last sentence of this Section 7.08(a), no Shareholder shall be required to pay Parent and/or the Surviving Corporation, as the case may be, pursuant to this Section 7.08, (i) subject to clause (iii) below, with respect to any one or group of related Indemnifiable Breaches, an amount in excess of such Shareholder's Percentage Share (as hereinafter defined) of Damages in connection with such Indemnifiable Breach or group of related Indemnifiable Breaches; (ii) subject to clause (iii) below, with respect to all Indemnifiable Breaches, an amount in excess of such Shareholder's Percentage Share of the aggregate amount of all Damages resulting from all Indemnifiable Breaches; and (iii) in any event, in the aggregate, an amount in excess of the dollar value equivalent of Parent Common Stock, valued at the Average Price, received by such Shareholder upon consummation of the Merger pursuant to the terms hereof (the "Cap"). For purposes of this Agreement, each "Shareholder's Percentage Share" shall mean the percentage determined by dividing (x) the number of shares of Parent Common Stock issuable to such Shareholder in the Merger by (y) the total number of shares of Parent Common Stock issuable to all Shareholders in the Merger. The indemnification obligations of the Shareholders under this Section 7.08 shall apply to Damages sustained by Parent and/or the Surviving Corporation in respect of Indemnifiable Breaches if and when the aggregate amount of such Damages in respect of such Indemnifiable Breaches, excluding any Damages that are reimbursed through insurance proceeds which proceeds are actually received by Parent or the Surviving Corporation in connection therewith, exceeds One Hundred and Fifty Thousand Dollars ($150,000.00) (the "Basket") and in the event the aggregate amount of the Damages sustained by Parent and/or the Surviving Corporation in respect of Indemnifiable Breaches exceeds the Basket, the indemnification obligations of the Shareholders under this Section 7.08 shall apply to all Damages actually sustained by Parent and/or the Surviving Corporation in respect of Indemnifiable Breaches. For purposes of this Section 7.08, Indemnifiable Breaches shall be deemed to be a group of related Indemnifiable Breaches if they pertain to obligations of the Company or any Shareholder to a single party or group of affiliated parties or obligations of a single party or group of affiliated parties to the Company or any Shareholder, they pertain to the same or similar transactions or they involve the same or similar legal or factual issues. Notwithstanding anything herein to the contrary, neither the Basket nor the Cap shall apply with respect to Indemnifiable Breaches described in clause (4) above, for which each Shareholder shall be responsible for such Shareholder's Percentage Share regardless of the amount of the Damages and regardless of whether the Basket has been met.

         (b) Satisfaction of Claims. Subject to the terms of the second sentence of Section 7.08(d) below, any Shareholder shall be permitted to satisfy such Shareholder's indemnification obligation(s) under this Section 7.08 in cash or by delivering to Parent or the Surviving Corporation, as the case may be, shares of Parent Common Stock in an amount equal to such Shareholder's liability based on a per share value equal to the Average Price.

         (c) Indemnification by Parent. Parent and Acquisition shall be jointly and severally liable to, and shall jointly and severally indemnify, protect, defend and hold harmless each Shareholder and its respective successors against any and all Damages sustained by such Shareholder, resulting from or in connection with the breach of any representation, warranty, covenant or other agreement made by Parent or Acquisition in or pursuant to this Agreement or any other agreement or instrument executed and delivered by or on behalf of Parent and/or Acquisition pursuant hereto or in connection herewith and any obligations or liabilities relating to the operations of the Surviving Corporation after the Effective Time.

         (d) The remedies of Parent and the Surviving Corporation set forth in this Agreement and any additional equitable remedies to which either might entitled are the exclusive remedies of Parent and the Surviving Corporation hereunder. In the event Parent and/or the Surviving Corporation becomes entitled to any sums under the terms hereof, Parent and/or the Surviving Corporation shall have the right to set off such liabilities of any Shareholder against any existing or future liabilities of Parent or the Surviving Corporation to such Shareholder before any such Shareholder is permitted to satisfy its indemnification obligation(s) by delivering shares of Parent Common Stock in lieu of cash, pursuant to Section 7.08(b) above.

         (e) The terms of this Section 7.08 are intended to benefit Parent and/or the Surviving Corporation and shall survive the consummation of the Merger and the Effective Time for a period of two (2) years after the Effective Time (the "Indemnification Termination Date") provided, however, that (i) any claims made on or prior to the Indemnification Termination Date shall survive until final resolution thereof and (ii) the indemnification obligations of the Principal Shareholders for any breach of the representations and warranties set forth in Sections 3.18 and/or 3.26 hereof and for any obligations and/or liabilities of the Predecessor Corporations shall survive for the period of the applicable statute of limitations.

         SECTION 7.09 Confidentiality. Except as otherwise provided in that certain Non-Disclosure Agreement dated April 2, 1998 between the Company and Parent with regard to information about the Company, including the Addendum adding the Tower Group as a party thereto (the "Non-Disclosure Agreement"), Parent and Acquisition, on the one hand, and the Company and the Principal Shareholders, on the other, shall hold, and shall use their respective best efforts to cause their respective officers, directors, employees, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the other parties furnished to such party in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by such party; (ii) in the public domain through no fault of such party;
(iii) later lawfully acquired by such party from sources other than the other parties; or (iv) independently developed by such party without the use of such information, provided that each party may disclose such information to its affiliates and its affiliates' officers, directors, employees, consultants, advisors and agents, lenders and other investors in connection with the transactions contemplated by this Agreement so long as such persons are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially. If the transactions contemplated by this Agreement are abandoned, such confidentiality shall be maintained and each party shall, and shall use its best efforts to cause its respective officers, directors, employees, consultants, advisors and agents to, upon request, destroy or deliver to the other party(s) all documents and other materials, and all copies thereof, obtained by such party or on its behalf from the other party(s) in connection with this Agreement that are subject to such confidentiality. The terms of this Section 7.09 shall survive indefinitely.

         SECTION 7.10 Covenants of Principal Shareholders. (a) Each Principal Shareholder hereby agrees not to:

                  (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any shares of Company Common Stock owned by such Shareholder, other than as provided herein;

                  (ii) grant any proxies or enter into a voting agreement or other arrangement with respect to any shares of Company Common Stock owned by such Shareholder, other than as provided herein; or

                  (iii) deposit any shares of Company Common Stock owned by such Shareholder into a voting trust.

         (b) Each Principal Shareholder hereby agrees not to take any action that would make any representation or warranty herein of such Principal Shareholder untrue or incorrect in any material respect or that would have the effect of preventing or disabling such Principal Shareholder from performing its obligations under this Agreement.

         (c) Each Principal Shareholder hereby waives any and all dissenter's rights with respect to Company Common Stock granted pursuant to Article 13 of the GBCC.

         (d) Each Principal Shareholder hereby agrees to surrender the Certificate(s) owned by such Principal Shareholder in exchange for certificates representing shares of Parent Common Stock and cash, if applicable, within one
(1) business day after the Effective Time.

         (e) Each Principal Shareholder hereby agrees that it will vote all of its shares of Company Common Stock in favor of the Merger and in favor of the amendment to the Company's By-Laws referred to in Section 7.01(j) hereof.

         SECTION 7.11 Transfer Restrictions After the Effective Time. Each Principal Shareholder hereby agrees that, from and after the Effective Time, such Principal Shareholder shall not offer, sell, or otherwise dispose of the shares of Parent Common Stock received by such Principal Shareholder in connection with the Merger other than (i) pursuant to an effective registration statement under the Securities Act, or (ii) otherwise pursuant to an exemption from the registration requirements of the Securities Act.

         SECTION 7.12 Registration Rights Agreements. Each Shareholder who receives Parent Common Stock in connection with the Merger shall be entitled to certain registration rights, as provided in the registration rights agreement in the form of Exhibit B hereto (the "Registration Rights Agreement"), provided such Shareholder executes and delivers to Parent a Registration Rights Agreement and delivers such further information as shall be required by Parent in connection with any registration statement provided for therein.

         SECTION 7.13 Exercise of Company Options. The Company and each Principal Shareholder shall use their respective best efforts to cause each holder of Company Options on and after the date hereof to refrain from exercising any such Company Options prior to the Effective Time.

         SECTION 7.14 Assignment of Medical Business. The parties hereto agree that, prior to the Effective Time, the Company shall duly incorporate, under the laws of the State of Georgia, a corporation with the corporate name "Greenway Medical Corporation" ("Medical Corp."), for the purpose of acquiring from the Company, prior to the Effective Time, the assets and related agreements of the Company identified on Schedule 7.14 hereto (collectively, the "Medical Business"), provided, however, that such assets shall not include any software or source codes used by the Company outside of the Medical Business, which software and source codes shall, if used in the Medical Business, be licensed by the Company to Medical Corp. on terms and conditions acceptable to Parent. The Medical Business shall be assigned, conveyed and transferred to Medical Corp., prior to the Effective Time, in consideration of One Dollar and other good and valuable consideration, and the Company shall declare and pay to the Shareholders, prior to the Effective Time, a dividend of one share of the capital stock of Medical Corp. for each share of Company Common Stock outstanding immediately prior to the Effective Time.

         SECTION 7.15 Right of First Refusal. The parties hereto agree that, effective as of the Effective Time, the Principal Shareholders shall cause Medical Corp. to grant to the Surviving Corporation a right of first refusal, pursuant to a written agreement in form and substance satisfactory to the Surviving Corporation, effective for a seven and one-half (7 1/2) year period from and after the Effective Time, with respect to the proposed sale and purchase of substantially all of the assets or all or substantially all of the stock, or any similar transaction involving all or substantially all of the assets, stock and/or business of Medical Corp., pursuant to a bona fide written offer, upon terms and conditions to be mutually agreed upon by Parent and the Principal Shareholders on or prior to the Effective Time (the "Right of First Refusal").

         SECTION 7.16 License of Greenway Name. Parent agrees to cause Surviving Corporation, effective as of the Effective Time, to grant to (a) Medical Corp. a non-exclusive, perpetual, royalty-free license to use the tradename "Greenway" solely in conjunction with the operation of the Medical Business by Medical Corp., the operation of which Medical Business shall not be limited geographically by the terms hereof, including the right to name the Medical Corp. "Greenway Medical Corporation", substantially in the form of the License Agreement attached hereto as Exhibit C and (b) W.T. Green, Jr. and the members of his immediate family, the right to use the name "Greenway" for such non-financial, non-bank related commercial business reasons, as may be approved by the Surviving Corporation in advance in writing from time to time, including without limitation the right to use the name "Greenway" for such non-financial, non-bank related commercial business reasons in an area encompassed within a fifty (50) mile radius of Carrollton, Georgia.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

         SECTION 8.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the condition that no preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority shall be in effect that would prevent the consummation of the Merger as contemplated hereby.

         SECTION 8.02 Conditions to the Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                  (a) each of Parent and Acquisition shall have performed and complied in all material respects with all obligations and agreements required to be performed and complied with by it under this Agreement at or prior to the Effective Time;

                  (b) the representations and warranties of Parent and Acquisition contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such date, except as otherwise contemplated or permitted by this Agreement;

                  (c) the Company shall have received a certificate from the Chief Executive Officer of Parent, dated as of the Effective Time, to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied;

                  (d) The Merger shall have been approved by Shareholders in accordance with the requirements of the GBCC;

                  (e) the Company shall have received the opinion of Shanley & Fisher, P.C., counsel to Parent and Acquisition, in a form to be mutually agreed upon by the parties hereto and their respective counsel; and

                  (f) Parent and/or the Surviving Corporation shall have executed and delivered to Medical Corp. the License Agreement.

         SECTION 8.03 Conditions to the Obligation of Parent and Acquisition to Effect the Merger. The obligation of Parent and Acquisition to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                  (a) the Company and the Principal Shareholders, respectively, shall have performed and complied in all material respects with all obligations and agreements required to be performed and complied with by them, respectively, under this Agreement at or prior to the Effective Time;

                  (b) the representations and warranties of the Company and the Principal Shareholders contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such date, except as otherwise contemplated or permitted by this Agreement;

                  (c) Parent shall have received a certificate from the President of the Company, dated as of the Effective Time, to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied;

                  (d) W. Thomas Green Jr., W. T. Green, III, Manny Enriquez, Brad Tuggle and Melinda Jenkins shall have executed and delivered to Parent their respective Employment Agreement and Noncompete Agreement;

                  (e) Parent shall have received reasonable assurance that all relationships with Contract Parties and major suppliers of the Company shall remain in force after the Effective Time upon substantially the same terms in effect prior to the Merger and that the employees identified on Schedule 8.03(e) shall continue their employment with the Surviving Corporation after the Effective Time;

                  (f) Parent shall have received evidence of the approval of the Merger by the holders of at least 85% percent of the outstanding shares of Company Common Stock and each Principal Shareholder who is an accredited investor shall have executed and delivered an Accredited Investor Certification in the form of Exhibit A attached hereto;

                  (g) Parent shall have received and have available, for issuance pursuant to the terms hereof, treasury stock repurchased by Parent, representing a number of shares of Parent Common Stock at least equal to the Aggregate Parent Common Stock Consideration as contemplated hereby;

                  (h) Parent and Acquisition shall have received the opinion of Tisinger, Tisinger, Vance & Greer, P.C., counsel to the Company and the Principal Shareholders, in a form to be mutually agreed upon by the parties hereto and their respective counsel;

                  (i) The Surviving Corporation and Medical Corp. shall have entered into a written agreement relating to the Right of First Refusal contemplated by Section 7.16 hereof;

                  (j) Parent shall have determined, in its good faith judgment, that the business of the Company shall have been operated, from July 31, 1998 through the Effective Time, except as otherwise specifically permitted by the terms hereof, in the normal and ordinary course including, without limitation, that no dividends shall have been declared and/or issued by the Company, except with regard to Medical Corp., and no stock options or bonuses granted, declared or issued for the officers or employees of the Company, except as contemplated by this Agreement, and that the Company and the Principal Shareholders shall have used their reasonable good faith efforts to preserve the goodwill of the business of the Company and to maintain and keep the assets intact and that no additional liabilities have been incurred, other than in the normal course of business;

                  (k) The Company's By-Laws shall have been validly amended to delete Article V, Section 1, and Article V, Section 3, thereof;

                  (l) Parent shall have received duly executed resignation letters from all of the officers and directors of the Company; and

                  (m) The Company shall have assigned and conveyed the Medical Business to Medical Corp. and distributed to the Shareholders all of the equity interest in Medical Corp. and Medical Corp. shall have ceased to be a subsidiary of the Company.

                                   ARTICLE IX

                           TERMINATION AND ABANDONMENT

         SECTION 9.01 Termination and Abandonment. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective
Time:

                           (a) by mutual action of the Boards of Directors of
                  Parent and the Company;

                           (b) by the Company, if all of the conditions set
                  forth in Section 8.03 shall have been complied with and performed and one or more of the conditions set forth in Sections 8.01 or 8.02 shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Parent and/or Acquisition on or before September 30, 1998 (the "Drop Dead Date"), subject in such event to the Company's right to extend the Drop Dead Date for up to two successive thirty (30) day periods; or

                           (c) by Parent or Acquisition, if all of the
                  conditions set forth in Section 8.02 shall have been complied with and performed and one or more of the conditions set forth in Sections 8.01 or 8.03 shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by the Company on or before the Drop Dead Date, subject in such event to Parent's and Acquisition's right to extend the Drop Dead Date for up to two successive thirty (30) day periods.

         SECTION 9.02 Effect of Termination. Except as provided in Section 7.09 with respect to confidentiality and in Section 10.02 hereof with respect to expenses and certain indemnities, in the event of the termination of this Agreement and the abandonment of the Merger pursuant to Section 9.01, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to any other party hereto or its shareholders or directors or officers in respect thereof, except that nothing herein shall relieve any party from liability for any willful breach hereof.

                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.01 Survival of Representations and Warranties. The representations and warranties in this Agreement and in any instrument delivered pursuant hereto shall survive the Effective Time for a period of two (2) years from the Effective Time, provided that (i) the representations and warranties set forth in Sections 3.18 and 3.26 shall survive for the applicable statute of limitations periods and (ii) this Section 10.01 shall not limit any other covenant or agreement of the parties that by its terms contemplates performances beyond such two (2) year period.

         SECTION 10.02 Expenses, Etc. (a) Whether or not the transactions contemplated by this Agreement are consummated, neither the Company and the Shareholders, on the one hand, and Parent and Acquisition, on the other hand, shall have any obligation to pay any of the fees and expenses of the other incident to the negotiation, preparation and execution of this Agreement, including, without limitations, the fees and expenses of counsel, accountants, investment bankers and other experts, and Parent shall pay all such fees and expenses incurred by Acquisition, provided that if this Agreement shall have been terminated as a result of the willful and material misrepresentations by a party or the willful and material breach by a party of any of its covenants and agreements contained herein, such party shall pay the costs and expenses incurred by the other parties in connection with this Agreement.

                  (b) No person or entity is entitled to receive from the Company or Parent any investment banking, brokerage or finder's fee or fees for financial consulting or advisory services or other fees in connection with this Agreement or the transactions contemplated hereby. The Principal Shareholders, on the one hand, and Parent and Acquisition, on the other hand, shall indemnify the other and hold it harmless from and against any claims for finders' fees or brokerage commissions, in relation to or in connection with such transactions as a result of any agreement or understanding between such indemnifying party and any third party.

         SECTION 10.03 Publicity. The Company, the Principal Shareholders and Parent agree that they will not issue any press release or make any other public announcement concerning this Agreement or the transactions contemplated hereby without the prior consent of the other party, except that the Company or Parent may make such public disclosure that it believes in good faith to be required by law (in which event such party shall consult with the other prior to making such disclosure).

         SECTION 10.04 Execution in Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 10.05 Notices. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered by hand or national overnight courier service, transmitted by telecopy or mailed by registered or certified mail, postage prepaid, as follows:

                  If to Parent and/or Acquisition, to:

                  The BISYS Group, Inc.
                  Overlook at Great Notch
                  150 Clove Road
                  Little Falls, New Jersey 07424
                  Attention:        Mr. Lynn J. Mangum
                                    Chairman and Chief Executive Officer

                  with a copy to:

                  Shanley & Fisher, P.C.
                  131 Madison Avenue
                  Morristown, New Jersey  07962
                  Attention:        Stewart E. Lavey, Esq.

                  If to the Company and/or the Principal Shareholders, to:

                  Greenway Corporation
                  121 Greenway Blvd.
                  Carrollton, Georgia 30117
                  Attention:        Mr. W. Thomas Green, Jr.

                  with a copy to:

                  Tisinger, Tisinger, Vance & Greer, P.C.
                  100 Wagon Yard Plaza, P.O. Box 2069
                  Carrollton, Georgia 30117
                  Attention:        J. Thomas Vance, Esq.

or such other address or addresses as any party hereto shall have designated by notice in writing to the other parties hereto.

         SECTION 10.06 Waivers. The Company, on the one hand, and Parent and Acquisition, on the other hand, may, by written notice to the other, (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions of the other contained in this Agreement; or (iv) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         SECTION 10.07 Entire Agreement. This Agreement, its Schedules, the documents executed at the Effective Time in connection herewith and the Non-Disclosure Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any party that is not embodied in this Agreement or such other documents, and none of the parties shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

         SECTION 10.08 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

         SECTION 10.09 Binding Effect, Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement; provided, however, that the provisions of Section 6.08 hereof shall accrue to the benefit of, and shall be enforceable by, each of the current and former directors and officers of the Company.

         SECTION 10.10 Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto.

         SECTION 10.11 Amendments. This Agreement may be modified, amended or supplemented at any time by action of the respective Boards of Directors of the Company, Parent and Acquisition, and the Shareholders. Without limiting the generality of the foregoing, this Agreement may only be amended, varied or supplemented by an instrument in writing, signed by the parties hereto.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement and Plan of Merger as of the day and year first above written.


                                        THE BISYS GROUP, INC.



                                        By: /s/ Lynn J. Mangum
                                            ------------------------------------
                                                Lynn J. Mangum
                                                Chairman


                                        BI-GREEN ACQUISITION CORP.



                                        By: /s/ Lynn J. Mangum
                                            ------------------------------------
                                                Lynn J. Mangum
                                                Chairman


                                        GREENWAY CORPORATION



                                        By: /s/ W.T. Green, Jr.
                                            ------------------------------------
                                                W.T. Green, Jr.
                                                Chairman and Chief Executive
                                                Officer


Number of
Shares of Company
Common Stock Owned:                     PRINCIPAL SHAREHOLDERS:
-------------------
       67,031                           /s/ W.T. Green, Jr.
                                        ----------------------------------------
                                            W.T. Green, Jr.
                                            GREENWAY CORPORATION
                                            121 Greenway Parkway
                                            Carrollton, Georgia  30117


       18,259                           /s/ Elizabeth J. Green
                                        ----------------------------------------
                                            Elizabeth J. Green
                                            194 Bonner Road
                                            Carrollton, Georgia  30117

       18,259                           /s/ W.T. Green, III
                                        ----------------------------------------
                                            W.T. Green, III
                                            GREENWAY CORPORATION
                                            121 Greenway Parkway
                                            Carrollton, Georgia  30117


       18,259                           /s/ Elizabeth H. Green
                                        ----------------------------------------
                                            Elizabeth H. Green
                                            194 Bonner Road
                                            Carrollton, Georgia  30117


       18,259                           /s/ W.T. Green, Jr.
                                        ----------------------------------------
                                            Andrew J. Green (by WTG, Jr.)
                                            194 Bonner Road
                                            Carrollton, Georgia  30117


       90,000                           W.T. Green, Jr. Family Limited
                                          Partnership


                                        By: /s/ W.T. Green, Jr.
                                            ------------------------------------
                                                Mr. W.T. Green, Jr.
                                                Title:
                                                Attn:  Mr. W.T. Green, Jr.
                                                194 Bonner Road
                                                Carrollton, Georgia  30117

       12,500                           Service Supply of Douglasville, Inc.


                                        By: /s/ W.T. Green, Jr.
                                        ----------------------------------------
                                                W.T. Green, Jr.
                                                Title:
                                                194 Bonner Road
                                                Carrollton, Georgia  30117


       25,000                           BFG Investments, LLC


                                        By: /s/ Robert B. Braden
                                        ----------------------------------------
                                                Mr. Robert B. Braden
                                                Title: Member
                                                BFG INVESTMENTS LLC
                                                9321 Ponce de Leon Avenue, N.E.
                                                Atlanta, Georgia  30306

        4,166                           /s/ Manny Enriquez
                                        ----------------------------------------
                                            Manny Enriquez
                                            GREENWAY CORPORATION
                                            121 Greenway Parkway
                                            Carrollton, Georgia 30117

       10,000                           /s/ Dale May
                                        ----------------------------------------
                                            Dale May
                                            ADVANCED DATA SYSTEMS
                                            P.O. Box 733
                                            Jonesboro, Arkansas  72401

       50,000                           L. Richard Plunkett Family Partnership

                                        By: /s/ L. Richard Plunkett,
                                                M.G. Partner
                                            ------------------------------------
                                            Name:
                                            Title:
                                            100 Colony Square, Suite 860
                                            Atlanta, Georgia  30361

       20,000                           /s/ Thomas T. Richards
                                        ----------------------------------------
                                            Thomas T. Richards
                                            110 Ole Hickory Trail
                                            Carrollton, Georgia  30117

       20,000                           /s/ J. Thomas Vance
                                        ----------------------------------------
                                            J. Thomas Vance
                                            P.O. Box 2069
                                            Carrollton, Georgia  30117

       27,959                           Wilks Investments, L.P.

                                        By: /s/ Van C. Wilks
                                            ------------------------------------
                                                Van C. Wilks, General Partner


                                        By: /s/ Kitty G. Wilks
                                            ------------------------------------
                                                Kitty G. Wilks, General Partner

                                                204 Habersham Place
                                                Carrollton, Georgia  30117

        5,000                           /s/ Earl Dolive
                                        ----------------------------------------
                                            Earl Dolive
                                            GENUINE PARTS COMPANY
                                            2999 Circle 75 Parkway
                                            Atlanta, Georgia  30339

                             INDEX TO DEFINED TERMS

  Term                                           Section Reference
  ----                                           -----------------
"Accredited Investor Certification"              4.04(e)
"Acquisition"                                    Recitals
"Affiliate"                                      3.20
"Aggregate Parent Common Stock
  Consideration"                                 2.01(a)
"Agreement"                                      Recitals
"Average Price"                                  2.01(a)
"Balance Sheet"                                  3.08
"Basket"                                         7.08(a)
"Business Day"                                   1.03
"Cap"                                            7.08(a)
"Carrying Value"                                 7.06(c)
"Certificate"                                    2.04
"Code"                                           Recitals
"Committed Options"                              3.04(c)
"Committed Parent Option"                        2.02(b)
"Company"                                        Recitals
"Company Common Stock"                           2.01
"Company Option"                                 2.02(a)
"Constituent Corporations"                       Recitals
"Contract Parties"                               3.10
"Damages"                                        7.08(a)
"Delaware GCL"                                   Recitals
"Discretionary Plan"                             3.04(c)
"Drop Dead Date"                                 9.01(b)
"Effective Time"                                 1.03
"Employee Plan"                                  3.04(c)
"Employee Purchase Plan"                         3.04(c)
"Employee Stock Options"                         7.06(a)
"Employment Agreements"                          7.06(a)
"ERISA"                                          3.12(b)
"Exchange Act"                                   5.09
"Exchange Shares"                                2.01(b)
"Exchange Value"                                 2.01(b)
"Financial Statements"                           3.08
"GAAP"                                           3.08
"GBCC"                                           Recitals
"Indemnification Termination Date"               7.08(e)
"Indemnifiable Breaches"                         7.08(a)
"Information Statement"                          5.06
"Intellectual Rights"                            3.09
"Licenses"                                       3.28
"Material Adverse Effect"                        5.01
"Medical Business"                               7.14
"Medical Corp."                                  7.14
"Merger"                                         Recitals

"NASDAQ"                                         2.01(a)
"Net Merger Price"                               2.01(a)
"Non-Compete Agreements"                         7.06(a)
"Non-Disclosure Agreement"                       7.09
"Number of Option Shares"                        2.02(d)
"Other Shareholders"                             2.04(a)
"Owned Source Codes"                             3.29(c)
"Parent"                                         Recitals
"Parent Common Stock"                            Recitals
"Parent Stock Option"                            2.02(a)
"Predecessor Corporations"                       7.08(a)
"Principal Shareholders"                         Recitals
"Registration Rights Agreement"                  7.12
"Remaining Discretionary Options"                3.04(c)
"Remaining Employee Options"                     3.04(c)
"Remaining Granted Options"                      3.04(c)
"Remaining Options"                              3.04(c)
"Right of First Refusal"                         7.15
"SEC"                                            4.04(b)
"Securities Act"                                 4.04(a)
"Shareholders"                                   2.04(a)
"Shareholder's Percentage Share"                 7.08(a)
"Software"                                       3.29(a)
"Software Contracts"                             3.29(b)
"Subscribed Options"                             3.04(c)
"Surviving Corporation"                          Recitals
"Transmittal Letter"                             2.04(a)

                                                                       EXHIBIT A

                        ACCREDITED INVESTOR CERTIFICATION


                  ________________, a shareholder (the "Shareholder") of Greenway Corporation (the "Company"), hereby certifies to The BISYS Group, Inc. ("Parent") that it is an "accredited investor", as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and that Shareholder is in the category (or categories) of "accredited investor" indicated below:

_____ (i) Shareholder is a corporation, partnership or trust, which corporation, partnership or trust has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring common stock, $.02 par value, of Parent ("Parent Common Stock");

_____ (ii) Shareholder is a natural person who has had individual income of more than $200,000 in each of the most recent two years (or joint income with his or her spouse in excess of $300,000 in each of the most recent two years) and reasonably expects to reach that same income level for the current year; or

_____ (iii) Shareholder is a natural person whose individual net worth (i.e., total assets in excess of total liabilities), or joint net worth with his or her spouse, exceeds $1,000,000.

                  IN WITNESS WHEREOF, the undersigned has signed this Certification as of September __, 1998.




                                        ________________________________________